                                                                   Exhibit 4.1
                                                                   -----------

                               IWO HOLDINGS, INC.

                           14% Senior Notes due 2011

                                   INDENTURE

                          Dated as of February 2, 2001

                               FIRSTAR BANK, N.A.

                                    Trustee

                                TABLE OF CONTENTS
                                                                                                           Page No.
                                                                                                           --------

              ARTICLE I Definitions and Incorporation by Reference

      SECTION 1.01.  Definitions..................................................................................1
      SECTION 1.02.  Other Definitions...........................................................................29
      SECTION 1.03.  Incorporation by Reference of Trust Indenture Act...........................................31
      SECTION 1.04.  Rules of Construction.......................................................................31

                                        ARTICLE II The Securities

      SECTION 2.01.  Form and Dating.............................................................................32
      SECTION 2.02.  Execution and Authentication................................................................33
      SECTION 2.03.  Registrar and Paying Agent..................................................................34
      SECTION 2.04.  Paying Agent to Hold Money in Trust.........................................................35
      SECTION 2.05.  Securityholder Lists........................................................................35
      SECTION 2.06.  Transfer and Exchange.......................................................................36
      SECTION 2.07.  Replacement Securities......................................................................36
      SECTION 2.08.  Outstanding Securities......................................................................37
      SECTION 2.09.  Temporary Securities........................................................................37
      SECTION 2.10.  Cancellation................................................................................38
      SECTION 2.11.  Defaulted Interest..........................................................................38
      SECTION 2.12.  CUSIP Numbers...............................................................................38
      SECTION 2.13.  Book-Entry Provisions for Global Securities.................................................38
      SECTION 2.14.  Special Transfer Provisions.................................................................39

                                          ARTICLE III Redemption

      SECTION 3.01.  Notices to Trustee..........................................................................41
      SECTION 3.02.  Selection.................................................................................. 41
      SECTION 3.03.  Notice..................................................................................... 42
      SECTION 3.04.  Effect of Notice of Redemption..............................................................42
      SECTION 3.05.  Deposit of Redemption Price.................................................................43
      SECTION 3.06.  Securities Redeemed in Part.................................................................43
      SECTION 3.07.  Optional Redemption.........................................................................43
      SECTION 3.08.  No Sinking Fund.............................................................................44
      SECTION 3.09.  Repurchase Offers...........................................................................44

                                           ARTICLE IV Covenants

      SECTION 4.01.  Payment of Securities.......................................................................47
      SECTION 4.02.  Reports.....................................................................................47
      SECTION 4.03.  Incurrence of Debt and Issuance of Preferred Stock..........................................47
      SECTION 4.04.  Restricted Payments.........................................................................50
      SECTION 4.05.  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries...................53

                                                         i

      SECTION 4.06.  Asset Sales.................................................................................54
      SECTION 4.07.  Transactions with Affiliates................................................................56
      SECTION 4.08.  Change of Control...........................................................................58
      SECTION 4.09.  Compliance Certificate......................................................................58
      SECTION 4.10.  Limitations on Designations of Unrestricted Subsidiaries....................................58
      SECTION 4.11.  Liens.......................................................................................59
      SECTION 4.12.  Additional Security Guarantees..............................................................59
      SECTION 4.13.  Business Activities.........................................................................60
      SECTION 4.14.  No Senior Subordinated Debt.................................................................60
      SECTION 4.15.  Sale and Leaseback Transactions.............................................................60

                                        ARTICLE V Successor Issuer

      SECTION 5.01.  Merger, Consolidation or Sale of All or Substantially All Assets of the Issuer..............60
      SECTION 5.02.  Merger, Consolidation or Sale of All or Substantially All Assets of a Guarantor.............62

                                     ARTICLE VI Defaults and Remedies

      SECTION 6.01.  Events of Default and Remedies..............................................................63
      SECTION 6.02.  Acceleration................................................................................65
      SECTION 6.03.  Other Remedies..............................................................................65
      SECTION 6.04.  Waiver of Past Defaults.....................................................................65
      SECTION 6.05.  Control by Majority.........................................................................65
      SECTION 6.06.  Limitation on Suits.........................................................................66
      SECTION 6.07.  Rights of Holders to Receive Payment........................................................66
      SECTION 6.08.  Collection Suit by Trustee..................................................................66
      SECTION 6.09.  Trustee May File Proofs of Claim............................................................66
      SECTION 6.10.  Priorities..................................................................................67
      SECTION 6.11.  Undertaking for Costs.......................................................................67
      SECTION 6.12.  Waiver of Stay or Extension Laws............................................................67

                                           ARTICLE VII Trustee

      SECTION 7.01.  Duties of Trustee...........................................................................68
      SECTION 7.02.  Rights of Trustee...........................................................................69
      SECTION 7.03.  Individual Rights of Trustee................................................................70
      SECTION 7.04.  Trustee's Disclaimer........................................................................70
      SECTION 7.05.  Notice of Defaults..........................................................................70
      SECTION 7.06.  Reports by Trustee to Holders...............................................................70
      SECTION 7.07.  Compensation and Indemnity..................................................................71
      SECTION 7.08.  Replacement of Trustee......................................................................72
      SECTION 7.09.  Successor Trustee by Merger.................................................................72
      SECTION 7.10.  Eligibility; Disqualification...............................................................73
      SECTION 7.11.  Preferential Collection of Claims Against Issuer............................................73

                             ARTICLE VIII Discharge of Indenture; Defeasance

      SECTION 8.01.  Legal Defeasance and Covenant Defeasance....................................................73
      SECTION 8.02.  Conditions to Legal or Covenant Defeasance..................................................74
      SECTION 8.03.  Satisfaction and Discharge of Indenture.....................................................75
      SECTION 8.04.  Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous
                               Provisions........................................................................76
      SECTION 8.05.  Repayment to Issuer.........................................................................77
      SECTION 8.06.  Reinstatement...............................................................................77

                                          ARTICLE IX Amendments

      SECTION 9.01.  Without Consent of Holders..................................................................77
      SECTION 9.02.  With Consent of Holders.....................................................................78
      SECTION 9.03.  Compliance with Trust Indenture Act.........................................................79
      SECTION 9.04.  Revocation and Effect of Consents and Waivers...............................................79
      SECTION 9.05.  Notation on or Exchange of Securities.......................................................79
      SECTION 9.06.  Trustee to Sign Amendments..................................................................80
      SECTION 9.07.  Payment for Consent.........................................................................80

                                         ARTICLE X Pledge Account

      SECTION 10.01.  Pledge Agreement...........................................................................84

                                      ARTICLE XI Security Guarantees

      SECTION 11.01.  Security Guarantees........................................................................84
      SECTION 11.02.  Limitation on Liability; Release...........................................................86
      SECTION 11.03.  Successors and Assigns.....................................................................87
      SECTION 11.04.  No Waiver..................................................................................87
      SECTION 11.05.  Modification...............................................................................87

                           ARTICLE XII Subordination of the Security Guarantees

      SECTION 12.01.  Agreement To Subordinate...................................................................87
      SECTION 12.02.  Liquidation, Dissolution, Bankruptcy.......................................................88
      SECTION 12.03.  Default on Senior Debt of a Guarantor......................................................88
      SECTION 12.04.  Demand for Payment.........................................................................89
      SECTION 12.05.  When Distribution Must Be Paid Over........................................................89
      SECTION 12.06.  Subrogation................................................................................89
      SECTION 12.07.  Relative Rights............................................................................90
      SECTION 12.08.  Subordination May Not Be Impaired by a Guarantor...........................................90
      SECTION 12.09.  Rights of Trustee and Paying Agent.........................................................90
      SECTION 12.10.  Distribution or Notice to Representative...................................................90
      SECTION 12.11.  Article XII Not to Prevent Events of Default or Limit Right to Accelerate..................90
      SECTION 12.12.  Trust Moneys Not Subordinated..............................................................90
      SECTION 12.13.  Trustee Entitled To Rely...................................................................91

      SECTION 12.14.  Trustee To Effectuate Subordination........................................................91
      SECTION 12.15.  Trustee Not Fiduciary for Holders of Senior Debt of a Guarantor............................91
      SECTION 12.16.  Reliance by Holders of Senior Debt of a Guarantor on Subordination Provisions..............91
      SECTION 12.17.  Trustee's Compensation Not Prejudiced......................................................92

                                        ARTICLE XIII Miscellaneous

      SECTION 13.01.  Trust Indenture Act Controls...............................................................93
      SECTION 13.02.  Notices....................................................................................93
      SECTION 13.03.  Communication by Holders with Other Holders................................................94
      SECTION 13.04.  Certificate and Opinion as to Conditions Precedent.........................................94
      SECTION 13.05.  Statements Required in Certificate or Opinion..............................................95
      SECTION 13.06.  When Securities Disregarded................................................................95
      SECTION 13.07.  Rules by Trustee, Paying Agent and Registrar...............................................95
      SECTION 13.08.  Legal Holidays.............................................................................95
      SECTION 13.09.  GOVERNING LAW..............................................................................95
      SECTION 13.10.  No Recourse Against Others.................................................................95
      SECTION 13.11.  Successors.................................................................................96
      SECTION 13.12.  Multiple Originals.........................................................................96
      SECTION 13.13.  Table of Contents; Headings................................................................96
      SECTION 13.14.  Severability...............................................................................96
      SECTION 13.15.  No Adverse Interpretation of Other Agreements..............................................96

EXHIBITS


     EXHIBIT A - FORM OF INITIAL SECURITY

     EXHIBIT B - FORM OF EXCHANGE OR PERMANENT REGULATION S SECURITY

     EXHIBIT C - FORM OF PRIVATE EXCHANGE SECURITY

     EXHIBIT D - [INTENTIONALLY OMITTED]

     EXHIBIT E - FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
                 TRANSFERS PURSUANT TO RULE 144A

     EXHIBIT F - FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
                 TRANSFERS PURSUANT TO REGULATION S

     EXHIBIT G - FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
                 EXCHANGE OF TEMPORARY REGULATION S GLOBAL SECURITY
                 FOR PERMANENT REGULATION S GLOBAL SECURITY

                              CROSS-REFERENCE TABLE

              TIA Section                                              Indenture Section
              -----------                                              -----------------
              310(a)(1)..........................................................7.10
              (a)(2).............................................................7.10
              (a)(3)..............................................................N/A
              (a)(4)..............................................................N/A
              (b)..........................................................7.08; 7.10
              (c).................................................................N/A
              311(a).............................................................7.11
              (b)................................................................7.11
              (c).................................................................N/A
              312(a).............................................................2.05
              (b)...............................................................13.03
              (c)...............................................................13.03
              313(a).............................................................7.06
              (b)(1)..............................................................N/A
              (b)(2).............................................................7.06
              (c)...............................................................13.02
              (d)................................................................7.06
              314(a).......................................................4.02; 4.09
              (b).................................................................N/A
              (c)(1)............................................................13.04
              (c)(2)............................................................13.04
              (c)(3)............................................................13.04
              (d).................................................................N/A
              (e)...............................................................13.05
              (f).................................................................N/A
              315(a).............................................................7.01
              (b).........................................................7.05; 13.02
              (c)................................................................7.01
              (d)................................................................7.01
              (e)................................................................6.11
              316(a)(last sentence).............................................13.06
              (a)(1)(A)..........................................................6.05
              (a)(1)(B)..........................................................6.04
              (a)(2)..............................................................N/A
              (b)................................................................6.07
              317(a)(1)..........................................................6.08
              (a)(2).............................................................6.09
              (b)................................................................2.04
              318(a)............................................................13.01
              N/A means Not Applicable

       -----------
       Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

     INDENTURE dated as of February 2, 2001, among IWO Holdings, Inc., a Delaware corporation (the "Issuer"), Independent Wireless One Corporation, as
                           ------
guarantor (the "Initial Guarantor"), and Firstar Bank, N.A., a national
                -----------------
association (the "Trustee").
                  -------

     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Issuer's 14% Senior Notes due 2011 issued on the Closing Date, (ii) any Additional Securities (as defined herein) that may be issued on any other Issue Date (all such Securities in clauses (i) and (ii) being referred to collectively as the "Initial
                                                               -------
Securities"), (iii) if and when issued as provided in a Registration Rights
----------
Agreement, the Issuer's 14% Senior Notes due 2011 issued in a Registered Exchange Offer (as defined below) in exchange for any Initial Securities (the "Exchange Securities") and (iv), if and when issued as provided in a
--------------------
Registration Rights Agreement, the Private Exchange Securities (as defined) issued in a Private Exchange (as defined) (the "Private Exchange Securities,"
                                                ---------------------------
and together with the Initial Securities and any Exchange Securities issued hereunder, the "Securities"):
                ----------

                                   ARTICLE I


                   Definitions and Incorporation by Reference
                   ------------------------------------------

     SECTION 1.01.  Definitions .
                    -----------

     "Acquired Debt" means, with respect to any specified Person:
      -------------

     (1) Debt of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Debt incurred in connection with, or in contemplation of, such other Person's merging with or into or becoming a Restricted Subsidiary of such specified Person; and

     (2) Debt secured by a Lien encumbering any asset acquired by such specified Person.

     "Additional Securities" shall mean Initial Securities initially issued
      ---------------------
subsequent to the Closing Date pursuant to Article II and in compliance with
Section 4.03 and any Exchange Securities or Private Exchange Securities issued in respect of such Initial Securities.

     "Affiliate" of any specified Person means:
      ---------

     (1) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person;

     (2) any other Person that owns, directly or indirectly, 5% or more of such specified Person's Voting Stock; or

     (3) any Person who is a director or officer (a) of such Person, (b) of any Subsidiary of such Person or (c) of any Person described in clause (1) or (2) above.

     For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any

Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "Annualized Operating Cash Flow" means (i) Operating Cash Flow for any
      ------------------------------
period of two consecutive fiscal quarters (ii) multiplied by two.

     "Applicable Premium" means, with respect to a Security at any redemption
      ------------------
date, the greater of (i) 1.0% of the principal amount of such Security and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Security at January 15, 2006 (such redemption price being set forth in the table in Section 3.07(a)) plus (2) all required interest payments due on such Security through January 15, 2006 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Security, if greater.

     "Asset Sale" means:
      ----------

     (1) the sale, lease, conveyance or other disposition of any assets or rights (including by way of a sale and leaseback); provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole will be governed by Section 5.01 or 5.02 and not by Section 4.06, and

     (2) the issue or sale by the Issuer or any of its Restricted Subsidiaries of Equity Interests of any of the Issuer's Restricted Subsidiaries (other than director's qualifying shares).

Notwithstanding the foregoing, the following will not be Asset Sales:

          (a) any single transaction or a series of related transactions that
(a) have a fair market value less than $1.0 million or (b) for net proceeds less than $1.0 million.

          (b) a transfer of assets or an issuance of Equity Interests by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary or a transfer of assets by the Issuer to a Restricted Subsidiary;

          (c) a Restricted Payment or Permitted Investment that is permitted by
Section 4.04 (including any formation of or contribution of assets to a Subsidiary or joint venture);

          (d) any disposition of property or assets (including inventory, accounts receivable and licensing agreements) of the Issuer or any of its Subsidiaries in the ordinary course of business, or that in the reasonable judgment of the Issuer, have become uneconomic, obsolete or worn out;

          (e) the disposition of Cash Equivalents; and

          (f) the sale or factoring of Receivables on customary market terms pursuant to Credit Facilities or Receivables Facilities but only if the proceeds thereof received by the Issuer and its Restricted Subsidiaries represent the fair market value of such Receivables (net of customary discounts).

     "Beneficial Owner," "Beneficially Own" and Beneficial Ownership" have the
      --------------------------------------------------------------
meaning assigned to such terms in Rule 13d-3 and Rule 13d-5, under the Exchange Act, except that in calculating the beneficial ownership of any particular "person", as such term is used in Section 13(d)(3) of the Exchange Act, such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

     "Board of Directors" means, with respect to any Person, the Board of
      ------------------
Directors of such Person, or (except if used in the definition of "Change of Control") any authorized committee of the Board of Directors of such Person.

     "Board Resolution" means a copy of a resolution certified by the Secretary
      ----------------
or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors of the Issuer, unless the context specifically requires that such resolution be adopted by a majority of the disinterested directors, in which case by a majority of such directors, and to be in full force and effect on the date of such certification and delivered to the Trustee.

     "Business Day" means a day other than a Saturday, Sunday or other day on
      ------------
which banking institutions in New York State or Minnesota are authorized or required by law to close.

     "Capital Lease Obligation" means, at the time any determination thereof is
      ------------------------
to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:
      -------------

     (1) in the case of a corporation, corporate stock;

     (2) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

     (3) in the case of an association or other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

     "Cash Equivalents" means:
      ----------------

     (1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof in each case maturing within one year after the date of acquisition;

     (2) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank or trust company having capital and surplus in excess of $300 million;

     (3) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above;

     (4) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P") and in each case maturing within one year after the date of acquisition;

     (5) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P and in each case maturing within one year after the date of acquisition; and

     (6) investment funds investing at least 95% of their assets in securities of the types described in clauses (1)-(4) above.

     "Change of Control" means the occurrence of any of the following events:
      -----------------

     (1) the sale, transfer, conveyance or other disposition, other than by way or merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole to any "person" or "group" as such terms are used in Section 13(d)(3) of the Exchange Act, other than any such disposition to a Person more than 50.0% of the Voting Stock of which is Beneficially Owned, directly or indirectly, by the Investcorp Group which disposition complies with the provisions of Article V of this Indenture;

     (2) the adoption of a plan relating to the liquidation or dissolution of the Issuer;

     (3) the consummation of any transaction, including any merger or consolidation, whereby any "person" or "group" as defined above, other than the Investcorp Group, becomes the Beneficial Owner, directly or indirectly, of more than 50.0% of the Voting Stock of the Issuer; provided that so long as the surviving Person in such a transaction is a Subsidiary of a parent Person, no Person shall be deemed under this clause (3) of this "Change of Control" definition to be or become a Beneficial Owner of more than 50.0% of the Voting Stock of such surviving Person unless such Person (or any "group," as defined above, to which such Person is a member) shall be or become a Beneficial Owner of more than 50.0% of the Voting Stock of such parent Person;

     (4) the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors; or

     (5) the Issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Issuer is converted into or exchanged for cash, securities or other property, other than any such transaction where (a) the Capital Stock of the Issuer outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock, other than Disqualified Stock, of the surviving or transferee Person (or a parent Person) constituting at least a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (or such parent Person) immediately after giving effect to such transaction, or
(b) the Investcorp Group, as a whole, immediately after giving effect to such transaction, Beneficially Owns, directly or indirectly, at least a majority of the Voting Stock of such surviving or transferee person.

     Notwithstanding anything to the contrary contained in clauses (1), (3), (4) and (5) above, a "Change of Control" shall not be deemed to occur as the result of a merger or consolidation of the Issuer with or into, or a sale, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole to (each a "Specified Transaction"), a Sprint PCS Affiliate (including a Subsidiary or Sprint PCS Affiliate Parent of a Sprint PCS Affiliate) if:


  (a) after the announcement of the Specified Transaction and prior to the consummation thereof:

      (i) there shall not have occurred any downgrading nor shall any notice have been given (that is not subsequently removed prior to the consummation thereof) of any potential or intended downgrading of any rating of the Securities to a rating that is lower than the rating that existed or was indicated prior to the announcement of the Specified Transaction, in any case by S&P or Moody's (each a "Rating Organization"), or their successors that is not subsequently removed prior to such consummation;

     (ii) there shall not have occurred any suspension or withdrawal of, nor shall any notice have been given of any potential or intended suspension or withdrawal of, any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Securities (including, without limitation, the placing of any of the Securities on credit watch with negative or developing implications or under review with an uncertain direction) by any Rating Organization, in each case that is not subsequently removed prior to the consummation of such Specified Transaction;

    (iii) there shall not have occurred any change, nor shall any notice have been given by any Rating Organization of any potential or intended change, in the outlook for any rating of the Securities to a rating that is lower than the rating that existed or was indicated prior to the announcement of the Specified Transaction that is not subsequently removed prior to the consummation of such Specified Transaction;

     (iv) no Rating Organization shall have given notice that it has assigned (or is considering assigning) a rating to the Securities that is lower than the rating that existed or was indicated prior to the announcement of the Specified Transaction that is not subsequently removed prior to such consummation; and

  (b) the direct or indirect Beneficial Owners of Capital Stock of the Issuer immediately preceding such Specified Transaction shall be, or the Investcorp Group shall be, the direct or indirect Beneficial Owners of at least 15% of the outstanding Voting Stock, other than Disqualified Stock, of the Issuer or a Holding Company (or the surviving or transferee Person referred to in clause (1) or (5) above or sole stockholder of such surviving or transferee Person) immediately after giving effect to the Specified Transaction.

     For purposes of this definition, the percentage of Voting Stock shall be measured by voting power rather than number of shares.

     "Closing Date" shall mean February 2, 2001.
      ------------

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Commodity Hedging Agreements" means any futures contract or other similar
      ----------------------------
agreement or arrangement designed to protect the Issuer or any Restricted Subsidiary against fluctuations in commodities prices.

     "Consent and Agreement" means the Consent and Agreement, dated as of
      ---------------------
December 17, 1999 among Independent Wireless One Corporation, Sprint Spectrum L.P., Sprint Communications Company, L.P., Wirelessco L.P., and the lenders under the Existing Credit Facilities and any similar agreement among (i) the Issuer or any of its Restricted Subsidiaries, (ii) Sprint Spectrum L.P., Sprint Communications Company L.P., Wirelessco L.P., or any Affiliate thereof and (iii) the lenders under any Credit Facility in each case as amended from time to time.

     "Consolidated Debt" means the aggregate principal amount of Debt of the
      -----------------
Issuer and its Restricted Subsidiaries outstanding at the date of determination determined on a consolidated basis in accordance with GAAP; provided, that in the event of a merger or consolidation of the Issuer or any Restricted Subsidiary, with another Person otherwise permitted under the terms of this Indenture (unless as a result of such transaction, such other Person becomes an Unrestricted Subsidiary), Consolidated Debt shall include the aggregate principal amount of Debt outstanding at the time of such transaction of such other Person party to such merger or consolidation.

     "Consolidated Debt to Annualized Operating Cash Flow Ratio" means, as at
      ---------------------------------------------------------
any date of determination, the ratio of (i) Consolidated Debt as of such date to
(ii) the Annualized Operating Cash Flow of the Issuer of the most recently completed period of two consecutive fiscal quarters of the Issuer for which internal financial statements are available.

     "Consolidated Interest Expense" means, with respect to any Person for any
      -----------------------------
period, the sum, without duplication, of:

     (1) the consolidated net interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings or any Receivables Facility, and net payments (if any) pursuant to Hedging Obligations relating to Interest Rate Agreements or Currency Agreements with respect to Debt, excluding, however, (a) amortization of debt issuance costs, commissions, fees and expenses and (b) customary commitment, administrative and transaction fees and charges);

     (2) dividends paid in respect of any Disqualified Stock of the Issuer or cash dividends paid on any Preferred Stock of a Restricted Subsidiary of the Issuer held by Persons other than the Issuer or a Subsidiary; and

     (3) commissions, discounts and other fees and charges incurred in connection with a Receivables Facility of the Issuer or any Restricted Subsidiary,

     in each case, on a consolidated basis and in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any Person for any period,
      -----------------------
the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

     (1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary of such Person and the net losses of any such Person shall only be included to the extent funded with cash from the Issuer or any Restricted Subsidiary;

     (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, prohibited by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders unless such restriction with respect to the payment of dividends has been permanently waived;

     (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

     (4) the cumulative effect of a change in accounting principles shall be excluded (effected either through cumulative effect adjustment or a retroactive application, in each case, in accordance with GAAP); and

     (5) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Issuer or any Restricted Subsidiary shall be excluded, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Issuer (other than Disqualified Stock).

     "Continuing Directors" means, as of any date of determination, any member
      --------------------
of the Board of Directors of the issuer who:

     (1) was a member of such Board of Directors on the Closing Date; or

     (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or by the Investcorp Group.

     "Corporate Trust Office" means the office of the Trustee specified in
      ----------------------
Section 13.02 or any other office specified by the Trustee from time to time pursuant to such Section.

     "Credit Facilities" means, with respect to the Issuer and its Restricted
      -----------------
Subsidiaries, one or more debt facilities (including the Existing Credit Facilities) or commercial paper facilities with banks, insurance companies or other institutional lenders providing for revolving credit loans, term loans, notes, factoring or other receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from or issue securities to such lenders against such receivables) or letters of credit or other credit facilities, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Currency Agreement" means any foreign exchange contract, currency swap
      ------------------
agreement or other similar agreement or arrangement to which the Issuer or any Restricted Subsidiary is a party or of which it is a beneficiary.

     "Debt" means, with respect to any Person (without duplication):
      ----

     (1) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property, which purchase price is due more than six months after the date of placing such property in final service or taking final delivery thereof, or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;

     (2) all indebtedness under clause (1) of other Persons secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) provided that the amount of indebtedness of such Person shall be the lesser of:

          (a) the fair market value of such asset at such date of determination; and

          (b) the amount of such indebtedness of such other Persons;

     (3) to the extent not otherwise included, the Guarantee by such Person of any Debt under clause (1) of any other Person; and

     (4) any Disqualified Stock of such Person,

     provided, however, that Debt shall not include:

          (a) obligations and liabilities in respect of synthetic lease facilities that are accounted for as operating leases in accordance with GAAP (including Guarantees of loans then outstanding by the lenders under any such facility to the lessor thereunder);

          (b) obligations of the Issuer or any of its Restricted Subsidiaries arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that:

          (i) such obligations are not reflected on the balance sheet of the Issuer or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (i)); and

          (ii) the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition,

          (c) (i) obligations under (or constituting reimbursement obligations with respect to) letters of credit, performance bonds, surety bonds, appeal bonds, completion guarantees or similar instruments issued in connection with the ordinary course of a Permitted Business, including letters of credit in respect of workers' compensation claims, security or lease deposits and self-insurance; provided, however, that upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing, and (ii) obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of day-light overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such obligations are extinguished within three business days of incurrence;

          (d) purchase price holdbacks in connection with purchasing in the ordinary course of business of the Issuer and its Restricted Subsidiaries; or

          (e) customer deposits in the ordinary course of business.

     Except as otherwise expressly provided in this definition or in the definition of "Disqualified Stock," the amount of any Debt outstanding as of any date shall be:

          (a) the accreted value thereof, in the case of any Debt issued at a discount to par; and

          (b) the principal amount thereof in the case of any other Debt.

     "Default" means any event that is or with the passage of time or the giving
      -------
of notice or both would be an Event of Default.

     "Definitive Securities" means Securities that are in the form of Exhibit A,
      ---------------------
Exhibit B or Exhibit C attached hereto that do not include the Global Securities Legend therein.

     "Depositary" means, with respect to the Securities issuable or issued in
      ----------
whole or in part in global form, the person specified in Section 2.03 as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Depositary" shall mean or include such successor.

     "Designated Senior Debt" means:
      ----------------------

     (1) any Debt outstanding under the Existing Credit Facilities; and

     (2) any other Senior Debt permitted under the Indenture the outstanding principal amount of which is $20.0 million or more and that has been designated by the Issuer by notice to the Trustee as "Designated Senior Debt."

     "Disqualified Stock" means any class or series of Capital Stock of any
      ------------------
Person that by its terms or otherwise is:

     (1) required to be redeemed or is redeemable at the option of the holder of such class or series of Capital Stock at any time on or prior to the date that is 91 days after the Stated Maturity of the Securities; or

     (2) convertible into or exchangeable at the option of the holder thereof for Capital Stock referred to in clause (1) above or Debt having a scheduled maturity on or prior to the date that is 91 days after the Stated Maturity of the Securities;

     Notwithstanding the preceding sentence, (A) if such Capital Stock is issued to any plan for the benefit of employees or by any such plan to such employees, in each case in the ordinary course of business of the Issuer or its Subsidiaries, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations; (B) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Issuer's purchase of such Securities as are required to be repurchased pursuant to Section 4.08; (C) prior to the consummation of an initial public offering by the Issuer, no class of common stock of the Issuer, whether currently in existence or created after the date hereof, shall constitute Disqualified Stock solely because it is required to be redeemed to the extent that it does not exercise a right to "tag-along" with a sale of the Issuer's Class D common stock, provided that the Issuer is required to issue to the purchaser of its Class D common stock a number of shares of any class of common stock equal to the number of shares that were redeemed, at a purchase price equal to the redemption price; and (D) no Capital Stock held by any future, present or former employee, director, officer or consultant of the Issuer (or any of its Restricted Subsidiaries) shall be considered Disqualified Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

     For purposes hereof, the amount (or principal amount) of any Disqualified Stock shall be equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. The "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date as of which the Consolidated Debt to Annualized Operating Cash Flow Ratio shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Stock.

     "Domestic Subsidiary" means any Restricted Subsidiary of the Issuer other
      -------------------
than a Foreign Subsidiary.

     "Equity Interests" means Capital Stock and all warrants, options or other
      ----------------
rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Event of Termination" means an Event of Termination as defined in (1)
      --------------------
Section 11.3 of the Management Agreement or (2) Section 13.2 of the Trademark Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "Existing Credit Facilities" means the Credit Agreement dated as of
      --------------------------
December 20, 1999 among Independent Wireless One Corporation and the financial institutions named therein, and any related notes, collateral documents, letters of credit and guarantees, including any appendices, exhibits or schedules to any of the foregoing (as the same may be in effect from time to time), in each case, as such agreements may be amended, modified, supplemented or restated from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether with the original agents and lenders or other agents or lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise).

     "Existing Debt" means Debt of the Issuer and its Restricted Subsidiaries
      -------------
(other than Debt under the Existing Credit Facilities) in existence on the Closing Date, until such amounts are repaid.

     "Foreign Subsidiary" means any Subsidiary of the Issuer formed under the
      ------------------
laws of any jurisdiction other than the United States or any political subdivision thereof substantially all of the assets of which are located outside of the United States or that conducts substantially all of its business outside of the United States.

     "GAAP" means generally accepted accounting principles in the United States
      ----
of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP as in effect as of the Closing Date.

     "Global Security" means a Security that is in the form of Exhibit A,
      ---------------
Exhibit B or Exhibit C hereto that includes the Global Securities Legend therein.

     "Global Securities Legend" means the legend set forth in the first
      ------------------------
paragraph of Exhibit A hereto, together with the Schedule of Increases and Decreases in Global Security included at the end of Exhibit A.

     "Government Notes" means non-redeemable, direct obligations of, or
      ----------------
obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

     "Guarantee" means a guarantee (other than by endorsement of negotiable
      ---------
instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Debt.

     "Guarantors" means:
      ----------

     (1) each of the Issuer's Subsidiaries on the Closing Date other than Independent Wireless One Leased Realty Corporation; and

     (2) each Restricted Subsidiary that becomes a party to a Security Guarantee by executing and delivering to the Trustee a supplemental indenture after the Closing Date,

     and their respective successors and assigns, in each case until released from its Security Guarantee in accordance with the terms of this Indenture.

     "Hedging Obligations" means, with respect to any Person, the obligations of
      -------------------
such Person under Interest Rate Agreements, Currency Agreements or Commodity Hedging Agreements.

     "Holder" or "Securityholder" means the Person in whose name a Security is
      ------      --------------
registered on the Registrar's books.

     "Holding Company" means any direct or indirect parent of the Issuer (or any
      ---------------
direct or indirect parent of the successor, by merger or consolidation, to the Issuer).

     "Indenture" means this Indenture as amended or supplemented from time to
      ---------
time.

     "Initial Purchasers" means Donaldson, Lufkin & Jenrette Securities
      ------------------
Corporation, Chase Securities Inc., BNP Paribas Securities Corp. and UBS Warburg LLC.

     "Interest Rate Agreement" means any interest rate swap agreement, interest
      -----------------------
rate cap agreement, repurchase agreement, futures contract or other financial agreement or arrangement designed to protect the Issuer or any Restricted Subsidiary against fluctuations in interest rates.

     "Investcorp" means Investcorp, S.A.
      ----------

     "Investcorp Group" means Investcorp, its Affiliates, members of the
      ----------------
Management Group, any Person acting in the capacity of an underwriter or initial purchaser in connection with a public or private offering of the Issuer's (or any Holding Company's) Capital Stock or any Permitted Transferee of any of the foregoing Persons.

     "Investments" means, with respect to any Person, all investments by such
      -----------
Person in other Persons (including Affiliates) in the forms of direct or indirect loans (but excluding advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person and Guarantees of Debt not otherwise prohibited to be incurred under this Indenture), advances or capital contributions (excluding commission, travel, payroll, entertainment, relocation and other loans and advances to officers and employees (or guarantees of third-party loans to officers and employees) and profit sharing plan contributions, in each case in the ordinary course of business), and purchases or other acquisitions for consideration of Debt, Equity Interests or other securities. If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in
Section 4.04(d).

     "Issuer" means the party named as such in this Indenture until a successor
      ------
replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

     "Issue Date" means the date on which any Initial Securities are issued
      ----------
under this Indenture.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge,
      ----
charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a Lien.

     "Liquidated Damages" has the meaning set forth in a Registration Rights
      ------------------
Agreement.

     "Management Group" means the Directors, President, Chief Executive Officer,
      ----------------
Chief Operating Officer, chief Financial Officer, Chief Technology Officer, Secretary and Treasurer of the Issuer or the Restricted Subsidiaries of the Issuer and/or equivalent positions held by management of the Restricted Subsidiaries of the Issuer.

     "Net Income" means, with respect to any Person and any period, the net
      ----------
income (or loss) of such Person for such period, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

     (1) any extraordinary or non-recurring gains or losses or charges and gains or losses or charges from the sale of assets outside the ordinary course of business, together with any related provision for taxes on such gain or loss or charges; and

     (2) deferred financing costs written off in connection with the early extinguishment of Debt;

provided, however, that Net Income shall be deemed to include any increases during such period to shareholder's equity of such Person attributable to tax benefits from net operating losses and the exercise of stock options that are not otherwise included in Net Income for such period.

     "Net Proceeds" means the aggregate cash proceeds or Cash Equivalents
      ------------
received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including legal, accounting and investment banking fees, and brokerage and sales commissions) and any relocation, redundancy and closing costs incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts applied to the repayment of principal, premium, if any, and interest on Debt that is not subordinated to the Securities required (other than required by Section 4.06(b)(1)) to be paid as a result of such transaction, all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, and any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

     "Non-Recourse Debt" means Debt:
      -----------------

     (1) as to which neither the Issuer nor any of its Restricted Subsidiaries
(a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt) or (b) is directly or indirectly liable (as a guarantor or otherwise); and

     (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt (other than the Securities) of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

     (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries; provided that, notwithstanding the foregoing, the Issuer and any of its other Subsidiaries that sell Receivables to the Person incurring such Debt shall be allowed to provide such representations, warranties, covenants and indemnities as are customarily required in such transactions so long as no such representations, warranties, covenants or indemnities constitute a Guarantee of payment or recourse against credit losses.

     "Obligations" means any principal, interest, penalties, fees,
      -----------
indemnifications, reimbursements, damages, guarantees and other liabilities payable under the documentation governing any Debt, in each case, whether now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising on or after the commencement of a proceeding under Title 11,

U.S. Code or any similar federal or state law for the relief of debtors (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

     "Offering Memorandum" shall mean the offering circular dated January 26,
      -------------------
2001 relating to the sale of Units consisting of $160.0 million aggregate principal amount of Initial Securities and warrants to purchase an aggregate of 2,000,040 shares of Class C Common Stock of the Issuer.

     "Officers" means any of the following:  Chairman, President, Chief
      --------
Executive Officer, Treasurer, Chief Financial Officer, Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer reasonably acceptable to the Trustee.

     "Officers' Certificate" means a certificate signed by two Officers.
      ---------------------

     "Operating Cash Flow" means, with respect to any Person for any period, the
      -------------------
Consolidated Net Income of such Person for such period:

     (1) plus, to the extent deducted in computing such Consolidated Net Income:

          (a) Consolidated Interest Expense and the amortization of debt issuance costs, commissions, fees and expenses of such Person and its Restricted Subsidiaries for such period;

          (b) provision for taxes based on income or profits (including franchise taxes) of such Person and its Restricted Subsidiaries for such period;

          (c) depreciation and amortization expense, including amortization of inventory write-up under APB 16, amortization of intangibles (including goodwill, costs of the acquisition of markets, and the non-cash costs of Interest Rate Agreements, Commodity Hedging Agreements or Currency Agreements, license agreements and non-competition agreements), amortization of management fees, non-cash amortization of Capital Lease Obligations, and organization costs;

          (d) expenses and charges (other than interest) related to any equity offering (including the warrants to be issued in this offering) or incurrence of Debt permitted to be incurred by this Indenture;

          (e)  the amount of any restructuring charge or reserve;

          (f) unrealized gains and losses from hedging, foreign currency or commodities translations and transactions;

          (g) expenses consisting of internal software development costs that are expensed during the period but could have been capitalized in accordance with GAAP;

          (h) any write-downs, write-offs, and other non-cash charges, items and expenses;

          (i) the amount of any expense relating to any minority interest of Restricted Subsidiaries; and

          (j) costs of surety bonds in connection with financing activities, and

     (2) minus any cash payment for which a reserve or charge of the kind described in clauses (e), (h) or (i) of subclause (1) above was taken previously during such period.

     For purposes of calculating Operating Cash Flow for the fiscal quarter or quarters most recently completed for which internal financial statements are available prior to any date on which an action is taken that requires a calculation of the Consolidated Debt to Annualized Cash Flow Ratio:

     (1) any Person that is a Restricted Subsidiary on such date (or would become a Restricted Subsidiary in connection with the transaction that requires the determination of such ratio) will be deemed to have been a Restricted Subsidiary at all times during such period;

     (2) any Person that is not a Restricted Subsidiary on such date (or would cease to be a Restricted Subsidiary in connection with the transaction that requires the determination of such ratio) will be deemed not to have been a Restricted Subsidiary at any time during such period;

     (3) Investments, acquisitions, dispositions, mergers and consolidations that have been made by the Issuer or any of its Restricted Subsidiaries during such period or subsequent to such period and on or prior to such calculation date, and discontinued operations determined in accordance with GAAP on or prior to such calculation date, shall be given effect on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers and consolidations or discontinued operations (and the reduction or increase of any associated Operating Cash Flow attributable thereto, including Pro Forma Cost Savings) had occurred on the first day of such period; and

     (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger or consolidation or determined a discontinued operation, that would have required adjustment pursuant to this definition, then such ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger or consolidation or discontinued operations had been completed at the beginning of such period.

     For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a financial or accounting officer of the Issuer.

     "Opinion of Counsel" means a written opinion from legal counsel who is
      ------------------
reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer, any Guarantor or the Trustee. As to matters of fact, an Opinion of Counsel may conclusively rely on an Officers' Certificate, without any independent investigation.

     "Pari Passu Debt" means any Debt of the Issuer or any Guarantor that ranks
      ---------------
pari passu with the Securities or the relevant Security Guarantee.

     "Payment" means, for purposes of Article XII and with respect to the
      -------
Security Guarantees, any payment, whether in cash or other assets or property, of interest, principal, premium, Liquidated Damages or any other amount on, of or in respect of the Securities, any other acquisition of Securities and any deposit into the trust described in Article VIII. The verb "pay" has a correlative meaning.

     "Permitted Business" means the businesses conducted by the Issuer and its
      ------------------
Subsidiaries as of the date of this Indenture and any other business reasonably related, complementary or incidental to any of those businesses.

     "Permitted Investments" means:
      ---------------------

     (1) any Investment in the Issuer or in a Restricted Subsidiary (including in any Equity Interests of a Restricted Subsidiary) or relating to a Receivables Subsidiary;

     (2) any Investment in cash or Cash Equivalents;

     (3) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person, in one transaction or a series of substantially concurrent related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary;

     (4) any securities received or other Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.06 or in connection with any other disposition of assets not constituting an Asset Sale;

     (5) any Investments solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer or any Holding Company;

     (6) stock, obligations or securities received in satisfaction of judgments, foreclosure of liens or settlement of debts (whether pursuant to a plan of reorganization or similar arrangement);

     (7) any Investment existing on the Closing Date or made pursuant to legally binding written commitments in existence on the Closing Date;

     (8) Investments in Interest Rate Agreements, Currency Agreements and Commodity Hedging Agreements not otherwise prohibited under this Indenture; and

     (9) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding, not to exceed $50.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

     "Permitted Junior Securities" means debt or equity securities of any
      ---------------------------
Guarantor or any successor thereto issued pursuant to a plan of reorganization or readjustment of such Guarantor that are subordinated to the payment of all then outstanding Senior Debt of such Guarantor at least to the same extent that such Guarantor's Security Guarantee is subordinated to the payment of all Senior Debt of such Guarantor on the Closing Date, so long as:

     (1) the effect of the use of this defined term in the subordination provisions of Article XII is not to cause such Guarantee to be treated as part of (A) the same class of claims as the Senior Debt of such Guarantor or (B) any class of claims pari passu with, or senior to, the Senior Debt of such Guarantor for any payment or distribution in any case or proceeding or similar event relating to the liquidation, insolvency, bankruptcy, dissolution, winding up or reorganization of such Guarantor; and

     (2) to the extent that any Senior Debt of such Guarantor outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash on such date, either (A) the holders of any such Senior Debt not so paid in full in cash have consented to the terms of such plan of reorganization or readjustment or (B) such holders receive securities which constitute Senior Debt of such Guarantor and which have been determined by the relevant court to constitute satisfaction in full in money or money's worth of any Senior Debt of such Guarantor not paid in full in cash.

     "Permitted Liens" means:
      ---------------

     (1) Liens (i) securing Debt under the Credit Facilities, (ii) on assets of any Guarantor securing Senior Debt of any Guarantor or (iii) securing Debt of a Restricted Subsidiary that is not a Guarantor, in each case (A) including related Obligations and (B) that was permitted by the terms of this Indenture to be incurred;

     (2) Liens in favor of the Issuer or any Restricted Subsidiary;

     (3) Liens on property (i) existing at the time of acquisition thereof or
(ii) of a Person existing at the time such Person is merged into or consolidated with the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those acquired or to those of the Person merged into or consolidated with the Issuer or a Restricted Subsidiary, as the case may be;

     (4) Liens that secure Debt of a Person existing at the time such Person becomes a Restricted Subsidiary of the Issuer, provided that such Liens do not extend to any assets other than those of the Person that became a Restricted Subsidiary of the Issuer;

     (5) banker's Liens, right of setoff and Liens to secure the performance of bids, tenders, trade or government contracts (other than for borrowed money), leases, licenses, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

     (6) without limitation of clause (1) above, Liens to secure Debt (including Capital Lease Obligations) permitted by Section 4.03(b)(4) covering only the assets acquired, leased, constructed or improved with such Debt;

     (7) Liens existing on the Closing Date;

     (8) Liens on Receivables to reflect sales of Receivables to and by a Receivables Subsidiary pursuant to a Receivables Facility;

     (9) Liens securing Hedging Obligations entered into in the ordinary course of business;

     (10) without limitation of clause (1) or (4) above, Liens securing Refinancing Debt permitted to be incurred under this Indenture or amendments or renewals of Liens that were permitted to be incurred; provided, in each case, that such Liens do not extend to an additional property or asset of the Issuer or a Restricted Subsidiary; and

     (11) Liens incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Issuer or such Restricted Subsidiary.

     "Permitted Refinancing Debt" means any Debt of the Issuer or any of its
      --------------------------
Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Debt of the Issuer or any of its Restricted Subsidiaries incurred in compliance with this Indenture; provided that:

     (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Debt so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable premium and fees and expenses incurred in connection therewith);

     (2)  in the case of term Debt,

          (a) principal payments required under such Permitted Refinancing Debt have a Stated Maturity no earlier than the earlier of

               (i) the Stated Maturity of those under the Debt being refinanced and

               (ii) the maturity date of the Securities and

          (b) such Permitted Refinancing Debt has a Weighted Average Life to Maturity equal to or greater than the lesser of

               (i) the Weighted Average Life to Maturity of the Debt being extended, refinanced, renewed, replaced, defeased or refunded and

               (ii) the Weighted Average Life to Maturity of the Securities;

     (3) if the Debt being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Securities on terms at least as favorable to the holders of Securities as those contained in the documentation governing the Debt being extended, refinanced, renewed, replaced, defeased or refunded; and

     (4) such Debt is incurred either by the Issuer or by the Restricted Subsidiary who is the obligor on the Debt being extended, refinanced, renewed, replaced, defeased or refunded.

     The Issuer may incur Permitted Refinancing Debt not more than six months prior to the application of the proceeds thereof to repay the Debt to be refinanced; provided that upon the incurrence of such Permitted Refinancing Debt, the Issuer shall provide written notice thereof to the Trustee, specifically identifying the Debt to be refinanced with Permitted Refinancing Debt.

     "Permitted Tower Sale and Leaseback Transactions" means the sale and
      -----------------------------------------------
leaseback transaction contemplated by the Master Site Commitment Agreement between Independent Wireless One Leased Realty Corporation and Spectrasite Communications, Inc., dated as of July 19, 2000, and other tower sale and leaseback transactions entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business.

     "Permitted Transferee" means, with respect to any Person:
      --------------------

     (1) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person;

     (2) the spouse, former spouse, lineal descendants, heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any such Person;

     (3) a trust, the beneficiaries of which, or a corporation or partnership or limited liability company, the stockholders, general or limited partners or members of which, include only such Person or his or her spouse, former spouse, lineal descendants or heirs, in each case to whom such Person has transferred, or through which it holds, the beneficial ownership of any securities of the Issuer; and

     (4) any investment fund or investment entity that is a subsidiary of such Person or a Permitted Transferee of such Person.

     "Person" means any individual, corporation, partnership, limited liability
      ------
company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Pledge Account" means an account established with a securities
      --------------
intermediary for the benefit of the Trustee pursuant to the terms of the Pledge Agreement for the deposit of certain of the net cash proceeds from the Securities and the Pledged Securities to be purchased by the Issuer with such net cash proceeds and all proceeds therefrom.

     "Pledge Agreement" means the Security and Control Agreement, dated as of
      ----------------
the Closing Date, made by the Issuer in favor of the Trustee governing the security interest in, and the disbursement of funds from, the Pledge Account, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

     "Pledged Securities" means the U.S. government securities to be purchased
      ------------------
by the Issuer with a portion of the proceeds from the issuance and sale of the Units and held by the Trustee in the Pledge Account in accordance with the Pledge Agreement.

     "Preferred Stock" means, with respect to any Person, any Capital Stock of
      ---------------
such Person (however designated) that is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     "Preferred Equity Interests" means Preferred Stock and all warrants,
      --------------------------
options or other rights to acquire Preferred Stock (but excluding any debt security that is convertible into, or exchangeable for, Preferred Stock).

     "Private Exchange" shall have the meaning set forth in a Registration
      ----------------
          Rights Agreement.

     "Private Exchange Securities" means Securities of the Issuer to be
      ---------------------------
delivered in a Private Exchange pursuant to a Registration Rights Agreement.

     "Pro Forma Cost Savings" means, with respect to any reference period ended
      ----------------------
on or before any date of determination, the reductions in costs with respect to such period that (1) are directly attributable to any Investments, acquisitions, dispositions, mergers, consolidations or discontinued operations and calculated on a basis consistent with Article 11 of Regulation X under the Securities Act as in effect on the date of this Indenture or (2) have begun to be implemented prior to the date of determination by, or have been identified and approved in good faith by the Board of Directors of the Issuer, any Restricted Subsidiary or the business that was the subject of any such Investments, acquisitions, dispositions, mergers, consolidations or discontinued operations, pursuant to a formalized plan, in the case of each of clause (1) and (2) determined based on a supportable, good faith estimate of the Chief Financial Officer or other senior financial officer of the Issuer, the Restricted Subsidiary or business, as the case may be, and on a pro forma basis as if all such reductions in costs had been effected as of the beginning of such reference period, decreased by any incremental expenses (other than capitalized expenses) that are or would be incurred during the reference period in order to achieve such reductions in costs.

     "Purchase Agreement" means (i) with respect to the Initial Securities
      ------------------
issued on the Closing Date, the Purchase Agreement dated January 26, 2001 for the purchase of Units, including the Initial Securities, among the Issuer, the Initial Guarantor and the Initial Purchasers as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof and (ii) with respect to any Additional Securities, any purchase or underwriting agreement entered into by the Issuer, any Guarantors and the initial purchasers or underwriters with respect thereto, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

     "Qualified Receivables" means, as of any date, an amount equal to the
      ---------------------
aggregate book value of all accounts receivable of the Issuer and its Restricted Subsidiaries calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable as of a specific date, the Issuer shall use the most recent available information for purposes of calculating the Qualified Receivables.

     "Receivables" means, collectively:
      -----------

     (1) the Debt and other obligations owed to the Issuer or any of its Subsidiaries (before giving effect to any sale or transfer thereof pursuant to a Receivables Facility), whether constituting an account, chattel paper, an instrument, a document or general intangible, arising in connection with the sale of goods, insurance and/or services by the Issuer or such Subsidiary, including the obligation to pay any late fees, interest or other finance charges with respect thereto (each of the foregoing, collectively, an "Account Receivable");

     (2) all of the Issuer's or such Subsidiary's interest in the goods (including returned goods), if any, the sale of which gave rise to any Account Receivable, and all insurance contracts with respect thereto;

     (3) all other security interests or Liens and property subject thereto from time to time, if any, purporting to secure payment of any Account Receivable, together with all financing statements and security agreements describing any collateral securing such Account Receivable;

     (4) all Guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of any Account Receivable;

     (5) all contracts, invoices, books and records of any kind related to any Account Receivable;

     (6) all cash collections in respect of, and cash proceeds of, any of the foregoing and any and all lockboxes, lockbox accounts, collection accounts, concentration accounts and similar accounts in or into which such collections and cash proceeds are now or hereafter deposited, collected or concentrated; and

     (7) all proceeds of any of the foregoing.

     "Receivables Facility" means, with respect to any Person, any Receivables
      --------------------
securitization or factoring program pursuant to which such Person receives proceeds pursuant to a sale, pledge or other encumbrance of its Receivables. A Receivables Facility involving the sale, pledge or other encumbrance of Receivables of, and the direct or indirect receipt of the proceeds thereof by, the Issuer or any Restricted Subsidiary thereof shall constitute a Receivables Facility of the "Issuer" and/or its "Restricted Subsidiaries" whether or not as part of such securitization or factoring program such Receivables are initially contributed or otherwise transferred to an

Unrestricted Subsidiary of the Issuer (and then resold or encumbered by such Unrestricted Subsidiary).

     "Receivables Fees" means distributions or payments made directly or by
      ----------------
means of discounts with respect to any participation interests issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility

     "Receivables Subsidiary" means any Subsidiary created primarily to purchase
      ----------------------
or finance the receivables of the Issuer and/or its Subsidiaries pursuant to a Receivables Facility, so long as it: (1) has no Debt other than Non-Recourse Debt and (2) is a Person with respect to which neither the Issuer nor any of its other Subsidiaries has any direct obligation to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results other than to act as servicer of Receivables. If, at any time, such Receivables Subsidiary would fail to meet the foregoing requirements as a Receivables Subsidiary, it shall thereafter cease to be a Receivables Subsidiary for purposes of this Indenture and any Debt of such Receivables Subsidiary shall be deemed to be incurred by a Subsidiary of the Issuer as of such date (and, if such Debt is not permitted to be incurred as of such date under Section 4.03, the Issuer shall be in default thereunder).

     "Registration Rights Agreement" means (i) with respect to the Initial
      -----------------------------
Securities issued on the Closing Date, the Registration Rights Agreement dated February 2, 2001, among the Issuer, the Initial Guarantors and the Initial Purchasers, as such agreement may be amended, modified, or supplemented from time to time in accordance with the terms thereof and (ii) with respect to any Additional Securities, any registration rights agreement entered into among the Issuer, any Guarantors and the relevant initial purchasers or underwriters, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

     "Registered Exchange Offer" means an offer made by the Issuer pursuant to a
      -------------------------
Registration Rights Agreement and under an effective registration statement under the Securities Act to exchange Exchange Securities for outstanding Initial Securities substantially identical in all material respects to such Initial Securities (except for the differences provided for therein).

     "Representative" means any agent or representative in respect of any
      --------------
Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

     "Restricted Investment" means an Investment other than a Permitted
      ---------------------
Investment.

     "Restricted Securities Legend" means the legend set forth in the second
      ----------------------------
paragraph of Exhibit A hereto.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent
      ---------------------
Person that is not an Unrestricted Subsidiary.

     "SEC" means the Securities and Exchange Commission.
      ---

     "Secured Debt" means any Debt of the Issuer or any Guarantor secured by a
      ------------
Lien.

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Securities" has the meaning stated in the recital of this Indenture and
      ----------
more particularly means any Securities authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Securities" shall include any Exchange Securities and any Private Exchange Securities to be issued and exchanged for any Initial Securities pursuant to a Registration Rights Agreement and this Indenture. From and after the issuance of any Additional Securities (but not for purposes of determining whether such issuance is permitted hereunder), "Securities" shall include such Additional Securities for purposes of this Indenture and all Exchange Securities and Private Exchange Securities from time to time issued with respect to any Initial Securities that constitute such Additional Securities. All Securities, including any such Additional Securities, shall vote together as one series of Securities under this Indenture.

     "Securities Custodian" or "Custodian" means the custodian with respect to
      --------------------      ---------
any Global Security (as appointed by the Depositary), or any successor entity thereto covered in 2.03.

     "Security Guarantee" means the unconditional Guarantee by each Guarantor of
      ------------------
the Issuer's Obligations under the Securities, as set forth in Article XI hereof. Any Guarantor that is not a party to this Indenture on the Closing Date shall agree to become a Guarantor by execution of a supplemental Indenture.

     "Senior Debt" means:
      -----------

     (1) all Debt of the Issuer or any Guarantor outstanding under the Existing Credit Facilities and all Hedging Obligations with respect thereto;

     (2) any other Debt (including Acquired Debt) permitted to be incurred by the Issuer or any Guarantor under the terms of this Indenture, unless the instrument under which such Debt is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities or the relevant Security Guarantee; and

     (3) all Obligations with respect to the foregoing.

     Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include:

     (1) any liability for federal, state, local or other taxes owed or owing by the Issuer;

     (2) any Debt of the Issuer or any Guarantor to any of its Subsidiaries or other Affiliates (other than Debt under any Credit Facility to any such Affiliate);

     (3)       any trade payables;

     (4) that portion of Debt incurred in violation of Section 4.03 (but as to any such Debt under any Credit Facility, no such violation shall be deemed to exist for purposes of this clause (4) if the lenders have obtained a representation from a Senior Officer of the Issuer to the effect that the issuance of such Debt does not violate such covenant); or

     (5) any Disqualified Stock and any other Debt or obligation of the Issuer or any Guarantor which is expressly subordinated in right of payment to any other Debt or obligation of the Issuer or such Guarantor, as applicable, including any Subordinated Debt of the Issuer.

     "Senior Officer" means the Chief Executive Officer or the Chief Financial
      --------------
Officer of the Issuer.

     "Separation Date" has the meaning set forth in the Warrant Agreement dated
      ---------------
as of February 2, 2001 by and among the Issuer and Firstar Bank, N.A., as Warrant Agent.

     "Significant Subsidiary" means any Subsidiary that would be a "significant
      ----------------------
subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Closing Date.

     "Specified Affiliate Payments" means:
      ----------------------------

     (1) the direct or indirect repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Restricted Subsidiary of the Issuer held by any future, present or former employee, director, officer or consultant of the Issuer (or any of its Restricted Subsidiaries) pursuant to any management equity subscription agreement, stock option agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum amount of repurchases, redemptions or other acquisitions or retirements pursuant to this clause (1) (without giving effect to the immediately following proviso) of $15.0 million in any calendar year) and no payment default on Senior Debt or the Securities shall have occurred and be continuing; provided further that such amount in any calendar year may be increased by an amount not to exceed:

          (a) the cash proceeds received by the Issuer (including by way of capital contribution) since the Closing Date from the sale of Equity Interests of the Issuer to employees, directors, officers or consultants of the Issuer or its respective Restricted Subsidiaries that occurs in such calendar year (it being understood that such cash proceeds shall be excluded from Section 4.04(b)(iii)(B); plus

          (b) the cash proceeds from key man life insurance policies received by the Issuer and its Restricted Subsidiaries in such calendar year (including proceeds from the sale of such policies to the person insured thereby); and

          provided further that cancellation of Debt owing to the Issuer from employees, directors, officers or consultants of the Issuer or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer will not be deemed to constitute a Restricted Payment for purposes of this Indenture; and

     (2) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants as a result of the payment of all or a portion of the exercise price of such options or warrants with Equity Interests.

     "Sprint Agreements" means (1) the Management Agreement among Wirelessco,
      -----------------
L.P., Sprint Spectrum L.P. and Independent Wireless One Corporation, dated as of February 9, 1999, and any exhibits, schedules or addenda thereto, as such agreements may be amended, modified or supplemented from time to time (collectively, the "Management Agreement"); (2) the Sprint PCS Services Agreement between Sprint Spectrum L.P. and Independent Wireless One Corporation, dated as of February 9, 1999, and any exhibits, schedules or addenda thereto, as such agreements may be amended, modified or supplemented from time to time; and
(3) the Sprint Trademark and Service Mark License Agreement between Sprint Spectrum L.P. and Independent Wireless One Corporation, dated as of February 9, 1999, and any exhibits, schedules or addenda thereto, as such agreements may be amended, modified or supplemented from time to time (collectively, the "Trademark Agreement").

     "Sprint PCS" means Sprint Spectrum L.P.
      ----------

     "Sprint PCS Affiliate" means any Person whose sole or predominant business
      --------------------
is operating a personal communications services business pursuant to arrangements with Sprint Spectrum L.P. and/or its Affiliates, or their successors, similar to the Sprint Agreements.

     "Sprint PCS Affiliate Parent" means any Person that owns 75% or more of the
      ---------------------------
issued and outstanding common stock, calculated on a fully diluted basis, of a Sprint PCS Affiliate (other than the Issuer and Independent Wireless One Corporation) and whose primary business is either being a Sprint PCS Affiliate or holding the Capital Stock of one or more Sprint PCS Affiliates.

     "Stated Maturity" means, with respect to any installment of interest on or
      ---------------
principal of, or any other amount payable in respect of, any series of Debt, the date on which such interest, principal or other amount was scheduled to be paid in the documentation governing such Debt, and shall not include any contingent obligations to repay, redeem or repurchase any such interest, principal or other amount prior to the date scheduled for the payment thereof.

     "Subordinated Debt" means any Debt of the Issuer or any Guarantor (whether
      -----------------
outstanding on the Closing Date or thereafter incurred) that is subordinate or junior in right of payment to the Securities or the applicable Security Guarantee pursuant to written agreement.

     "Subsidiary" means, with respect to any Person:
      ----------

     (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     Unless otherwise specified, "Subsidiary" refers to a Subsidiary of the Issuer.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb)
      ---                                            ------
as in effect on the date of this Indenture, except as stated in Section 9.03.

     "Total Invested Capital" means at any time of determination, the sum of,
      ----------------------
without duplication, (i) the total amount of equity contributed to the Issuer or any Restricted Subsidiary (including Independent Wireless One, LLC, the predecessor of Independent Wireless One Corporation) as of the Closing Date (being $188.0 million), plus (ii) the sum of (x) the aggregate net cash proceeds received by the Issuer or any Restricted Subsidiary from capital contributions or any other issuance or sale of Equity Interests (other than Disqualified Stock but including Capital Stock issued upon the conversion of convertible Debt or from the exercise of options, warrants or rights to purchase Capital Stock (other than Disqualified Stock)), subsequent to the Closing Date, other than to a Restricted Subsidiary, and (y) in the case of any consolidation or merger of the Issuer with or into another Sprint PCS Affiliate, the aggregate net cash proceeds received by such Sprint PCS Affiliate from capital contributions or any other issuance or sale of Equity Interests (other than Disqualified Stock but including Capital Stock issued upon the conversion of convertible Debt or from the exercise of options, warrants or rights to purchase Capital Stock (other than Disqualified Stock)) through and including the date of consummation of any such consolidation or merger, other than to a Subsidiary of such other Sprint PCS Affiliate, plus (iii) the aggregate net repayment of any Restricted Investment made after the Closing Date in an amount equal to the lesser of (a) the return of capital with respect to such Investment and (b) the initial amount of such Investment, in either case, less the cost of the disposition of such Investment, plus (iv) an amount equal to the fair market value of Investments (as of the date of determination) the Issuer and/or any of its Restricted Subsidiaries has made in any Subsidiary that has been designated as an Unrestricted Subsidiary after the Closing Date upon its redesignation as a Restricted Subsidiary in accordance with Section 4.10, plus (v) Consolidated Debt, minus (vi) the sum of (x) the aggregate amount of all Restricted Payments declared or made on or after the Closing Date and (y) in the case of any consolidation or merger of the Issuer with or into another Sprint PCS Affiliate, the aggregate amount of all payments which, if such other Sprint PCS Affiliate had been governed by the terms of this Indenture, would have constituted Restricted Payments declared or made by such Sprint PCS Affiliate through and including the date of consummation of any such consolidation or merger.

     "Transfer Restricted Securities" means Securities that bear or are required
      ------------------------------
to bear the Restricted Securities Legend.

     "Treasury Rate" means the yield to maturity at the time of computation of
      -------------
United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15(519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to January 15, 2006, provided, however, that if the period from the redemption date to January 15, 2006 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to January 15, 2006 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "Trustee" means the party named as such in this Indenture until a successor
      -------
replaces it and, thereafter, means the successor.

     "Trust Officer" means, when used with respect to the Trustee or Paying
      -------------
Agent, any officer within the corporate trust department of the Trustee or Paying Agent, as applicable, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee or Paying Agent who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

     "Uniform Commercial Code" means the New York Uniform Commercial Code as in
      -----------------------
effect from time to time.

     "Units" means the units consisting of Securities and warrants to purchase
      -----
shares of Class C Common Stock of the Issuer.

     "Unrestricted Subsidiary" means:
      -----------------------

     (1) any Subsidiary of the Issuer that is designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in the manner provided under
Section 4.10; and

     (2) any Subsidiary of an Unrestricted Subsidiary.

     "Voting Stock" of any Person as of any date means the Capital Stock of such
      ------------
Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Debt at any
      ---------------------------------
date, the number of years obtained by dividing:

     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

     (2) the then outstanding principal amount of such Debt.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted
      ----------------------------------
Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

     SECTION 1.02.  Other Definitions .
                    -----------------

                                Term                                            Defined in Section
         -----------------------------------------------  ---------------------------------------------------------
         "Affiliate Transaction".......................................................4.07(a)
         "Agent Members"...............................................................2.13(a)
         "Asset Sale Offer"............................................................3.09(a)
         "Bankruptcy Law"..............................................................6.01
         "Change of Control Offer".....................................................3.09(a)
         "Change of Control Payment"...................................................4.08(a)
         "Covenant Defeasance".........................................................8.01(c)
         "Custodian"...................................................................6.01
         "Designation".................................................................4.10(a)
         "DTC".........................................................................2.03
         "Event of Default"............................................................6.01
         "Excess Proceeds".............................................................4.06
         "Guaranteed Obligations".....................................................11.01
         "incur".......................................................................4.03(a)
         "Indemnified Party"...........................................................7.07
         "Legal Defeasance"............................................................8.01(b)
         "Legal Holiday"..............................................................13.08
         "non-payment default"........................................................12.03(a)
         "Notice of Default"...........................................................6.01
         "Offer Amount"................................................................3.09(a)
         "Offer Period"................................................................3.09(a)
         "Option of Holder to Elect Purchase"..........................................3.09
         "outstanding".................................................................8.01(b)
         "Paying Agent"................................................................2.03
         "Payment Blockage Notice"....................................................12.03(a)
         "payment default"............................................................12.03(a)
         "Permanent Regulation S Global Security"......................................2.01
         "Permitted Debt"..............................................................4.03(b)
         "Physical Securities".........................................................2.01(c)
         "protected purchaser".........................................................2.07
         "Purchase Date"...............................................................3.09(a)
         "QIBs"........................................................................2.01(b)
         "QIB Global Security".........................................................2.01(b)
         "Registrar"...................................................................2.03
         "Regulation S"................................................................2.01(b)
         "Regulation S Global Security"................................................2.01(b)
         "Repurchase Offer"............................................................3.09(a)
         "Restricted Payments".........................................................4.04(a)
         "Revocation"..................................................................4.10(c)
         "Rule 144A"...................................................................2.01(b)
         "Temporary Regulation S Global Security"......................................2.01(b)

     SECTION 1.03.  Incorporation by Reference of Trust Indenture Act .  This
                    -------------------------------------------------
Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture, except that
Section 316 is expressly excluded, to the maximum extent permissible thereunder. The following TIA terms have the following meanings:

     "Commission" means the SEC.

     "indenture securities" means the Securities.

     "indenture security holder" means a Security Holder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

     SECTION 1.04.  Rules of Construction .  Unless the context otherwise
                    ---------------------
requires:

     (1) a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it, and all accounting determinations shall be made, in accordance with GAAP;

     (3)    "or" is not exclusive;

     (4) "including" means "including without limitation";

     (5) words in the singular include the plural and words in the plural include the singular;

     (6) unsecured Debt shall not be deemed to be subordinate or junior to Secured Debt merely by virtue of its nature as unsecured Debt;

     (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Issuer dated such date prepared in accordance with GAAP and accretion of principal on such security shall not be deemed to be the incurrence of Debt;

     (8) all references to "principal" of the Securities include redemption price and purchase price and all references to "interest" on the Securities (except for purposes of Section 6.07) include Liquidated Damages, if any;

     (9) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

     (10) all exhibits are incorporated by reference herein and expressly made a part of this Indenture.

                                   ARTICLE II


                                 The Securities
                                 --------------

     SECTION 2.01.  Form and Dating.
                    ---------------

     (a) The Initial Securities issued on the Closing Date and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A and as otherwise provided in this Article II. Any Exchange Securities or Permanent Regulation S Global Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B and as otherwise provided in this Article II. Any Private Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit C and as otherwise provided in this Article II. Any Additional Securities shall be issued in the form of either (i) Exhibit A, if such Security is a Transfer Restricted Security, or (ii) Exhibit B, if such Security is not a Transfer Restricted Security. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer or any Guarantor is subject, if any, or usage (provided that any such notation, legend
                                        --------
or endorsement is in a form acceptable to the Issuer). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

     (b) All Initial Securities issued on the Closing Date will be, and all Initial Securities in the form of Additional Securities may be, issued and sold as provided in the related Purchase Agreement. All Initial Securities are being or will be offered and sold by the Initial Purchasers only (i) to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act ("Rule
                                                                          ----
144A")) ("QIBs") and (ii) in reliance on Regulation S under the Securities Act
----      ----
("Regulation S").  After such initial offers and sales, Initial Securities that
  ------------
are Transfer Restricted Securities may be transferred to, among others, QIBS and in reliance on Regulation S in accordance with certain transfer restrictions. Initial Securities that are offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Securities substantially in the form set forth in Exhibit A (collectively, the "QIB Global
                                                                     ----------
Security") deposited with the Trustee, as Securities Custodian, duly executed by
--------
the Issuer and authenticated by the Trustee as hereinafter provided. Initial Securities that are offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more temporary Global Securities substantially in the form set forth in Exhibit A (collectively, the "Temporary Regulation S Global Security") deposited with the
                    --------------------------------------
Trustee, as Securities Custodian, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. At any time on or after the later of 40 days following the Issue Date and the Separation Date, upon receipt by the Trustee and the Issuer of a certificate substantially in the form of Exhibit G hereto, one or more permanent Global Securities substantially in the form set forth in Exhibit B

(collectively, the "Permanent Regulation S Global Security"; and together with
                    --------------------------------------
the Temporary Regulation S Global Security, the "Regulation S Global Security")
                                                 ----------------------------
duly executed by the Issuer and authenticated by the Trustee as hereinafter provided, shall be deposited with the Trustee, as Securities Custodian. "QIB Global Security." The QIB Global Security and the Regulation S Security shall each be issued with separate CUSIP numbers. The aggregate principal amount of each Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Securities Custodian. Transfers of Initial Securities between QIBs and to or by purchasers pursuant to Regulation S shall be represented by appropriate increases and decreases to the respective amounts of the appropriate Global Securities, as more fully provided in Section 2.14.

     (c) Except as otherwise provided in the related Purchase Agreement, Initial Securities offered and sold other than as described in Section 2.01(a) or (b), if any, shall be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A attached hereto without the Global Securities Legend (the "Physical Securities").
                                           -------------------

     (d) The Initial Securities, the Additional Securities, the Exchange Securities and the Private Exchange Securities shall be treated as a single class of securities under this Indenture.

     SECTION 2.02.  Execution and Authentication; Authenticating Agent .  One or
                    --------------------------------------------------
more Officers of the Issuer shall sign the Securities by manual or facsimile signature.

     If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

     A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by two of its Officers (1) Initial Securities for original issue on the Closing Date in an aggregate principal amount of $160.0 million, (2) subject to Section 4.03, Additional Securities in an unlimited principal amount and (3) (A) Exchange Securities for issue only in a Registered Exchange Offer, and (B) Private Exchange Securities for issue only in a Private Exchange, in the case of each of (A) and (B) pursuant to a Registration Rights Agreement and for Initial Securities for a like principal amount of Initial Securities exchanged pursuant thereto. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Additional Securities, Exchange Securities or Private Exchange Securities.

     The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer of the Trustee, a copy of which instrument shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. After any such appointment, each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

     SECTION 2.03.  Registrar and Paying Agent; Method of Payment .  The Issuer
                    ---------------------------------------------
shall maintain in The City of New York, Borough of Manhattan, an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be
               ---------
presented for payment (the "Paying Agent").  The Registrar shall keep a register
                            ------------
of the Securities and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

     The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

     The principal of (and premium, if any) and interest on the Securities shall be payable at the office of the Paying Agent in The City of New York maintained for such purposes or, at the option of the Issuer, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear on the Register; provided that all payments with respect to Securities the Holders of which have given wire transfer instructions to the Issuer will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

     The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Issuer initially designates the Corporate Trust Office as such office of the Issuer in accordance with this Section 2.03.

     The Issuer shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA not otherwise excluded hereunder. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. Either the Issuer or any domestically organized Wholly Owned Restricted Subsidiary may act as Paying Agent, Registrar, co-registrar or transfer agent.

     The Issuer initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

     The Issuer initially appoints The Depository Trust Company ("DTC") to act
                                                                  ---
as Depositary with respect to the Global Securities, and the Trustee shall initially be the Securities Custodian with respect to the Global Securities.

     The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee, provided that no such removal
                                                   --------
shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon not less than 10 Business Days' prior written notice to the Issuer; provided, however, that the Trustee may resign as Paying Agent or Registrar only
--------  -------
if the Trustee also resigns as Trustee in accordance with Section 7.08.

     SECTION 2.04.  Paying Agent to Hold Money in Trust .  Prior to 10:00 a.m.
                    -----------------------------------
on each due date of the principal and interest on any Security, the Issuer shall deposit with the Paying Agent (or if the Issuer or a Wholly Owned Restricted Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee in writing of any default by the Issuer in making any such payment within one Business Day thereof. If the Issuer or a Wholly Owned Restricted Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

     Any money deposited with any Paying Agent, or then held by the Issuer or a permitted Wholly Owned Restricted Subsidiary in trust for the payment of principal or interest on any Security and remaining unclaimed for two years after such principal and interest has become due and payable shall be paid to the Issuer at its request, or, if then held by the Issuer or a permitted Wholly Owned Restricted Subsidiary, shall be discharged from such trust; and the Securityholders shall thereafter, as general unsecured creditors, look only to the Issuer for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Issuer or such permitted Wholly Owned Restricted Subsidiary as trustee thereof, shall thereupon cease.

     SECTION 2.05.  Securityholder Lists .  The Trustee shall preserve in as
                    --------------------
current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

     SECTION 2.06.  Transfer and Exchange .  The Securities shall be issued in
                    ---------------------
registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401 of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities (a) selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed), (b) for a period of 15 days before a selection of Securities to be redeemed or (c) between a record date and the next succeeding interest payment date.

     Prior to the due presentation for registration of transfer of any Security, the Issuer, the Guarantors, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and accrued and unpaid interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

     Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (i) the Holder of such Global Security (or its agent) or (ii) any holder of such beneficial interest, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

     All Securities issued upon any transfer or exchange pursuant to this
Section 2.06 will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Persons who have accounts with the Depositary or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     SECTION 2.07.  Replacement Securities .  If a mutilated Security is
                    ----------------------
surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met, such that the

Holder (i) satisfies the Issuer or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Issuer or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and (iii) satisfies any other reasonable requirements
    -------------------
of the Trustee and the Issuer including evidence of the destruction, loss or theft of the Security. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Issuer, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Security including the payment of a sum sufficient to cover any tax or other governmental charge that may be required. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Issuer in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

     Every replacement Security is an additional obligation of the Issuer.

     The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

     SECTION 2.08.  Outstanding Securities .  Securities outstanding at any time
                    ----------------------
are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 13.06, a Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

     If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

     If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date, repurchase date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or repurchased or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

     SECTION 2.09.  Temporary Securities .  Until Definitive Securities and
                    --------------------
Global Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Securities or Global Securities, as the case may be, and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Issuer, without charge to the Holder.

     SECTION 2.10.  Cancellation .  The Issuer at any time may deliver
                    ------------
Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver canceled Securities to the Issuer in accordance with the Trustee's customary procedures. The Issuer may not issue new Securities to replace Securities that have been redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

     SECTION 2.11.  Defaulted Interest .  If the Issuer defaults in a payment of
                    ------------------
interest on the Securities, the Issuer shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

     The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this paragraph, such manner of payment shall be deemed practicable by the Trustee.

     SECTION 2.12.  CUSIP Numbers .  The Issuer in issuing the Securities may
                    -------------
use "CUSIP" or "ISIN" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" or "ISIN" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no
         --------  -------
representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee of any change in "CUSIP" or "ISIN" numbers.

     SECTION 2.13.  Book-Entry Provisions for Global Securities .
                    -------------------------------------------

     (a) Each Global Security initially shall (i) be registered in the name of the Depositary for such Global Security or a nominee of such Depositary and (ii) be delivered to the Trustee as the initial Securities Custodian for such Depositary. Beneficial interests in Global Securities may be held indirectly through members of or participants in ("Agent Members") the Depositary
                                        -------------
(including Clearstream Banking and Euroclear in the case of the Regulation S Global Security).

     Agent Members shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as Securities Custodian, or under such Global Security, and the Depositary may be treated by the Issuer, the Guarantors, the Trustee, the Paying Agent, the Registrar or any co-registrar as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

     (b) Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary (and Agent Member, if applicable) and the provisions of Section 2.14. The Registrar shall register the transfer of Physical Securities to all beneficial owners in exchange for their beneficial interests in a Global Security if (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Security or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as Depositary, and in each case a successor Depositary is not appointed by the Issuer within 90 days of such notice or, (ii) the Issuer executes and delivers to the Trustee and the Registrar an Officers' Certificate stating that such Global Security shall be so exchangeable or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary to permit such transfers.

     Notwithstanding the previous sentence, in no event shall Physical Securities be delivered to investors who purchased Securities in reliance on Regulation S prior to the day that is forty days after the Issue Date with respect to such Securities (and, in the case of the Initial Securities issued on the Closing Date, prior to the Separation Date).

     (c) The registered holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

     SECTION 2.14.  Special Transfer Provisions .  Unless and until a Transfer
                    ---------------------------
Restricted Security is transferred or exchanged under an effective registration statement under the Securities Act, the following provisions shall apply:

     (a)  [Intentionally Omitted](b)  Transfers to QIBs.  The following
          -----------------------     -----------------
provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Security to a QIB (other than pursuant to Regulation S):

          (i) The Registrar shall register the transfer of a Transfer Restricted Security by a Holder if (x) the requested transfer is (I) at least two years after the later of (A) the Issue Date with respect to such Transfer Restricted Security and (B) the date such Transfer Restricted Security was acquired from an affiliate of the Issuer and (II) at least three months after the last date such Holder was an affiliate of the Issuer or (y) such transfer is being made by a proposed transferor who has provided the Registrar with a letter substantially in the form set forth in Exhibit E hereto.

          (ii) If the proposed transferee is an Agent Member and the Transfer Restricted Security to be transferred consists of an interest in the Regulation S Global Security, upon receipt by the Registrar of (x) the letter, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the QIB Global Security in an amount equal to the principal amount of the beneficial interest in the Regulation S Global Security to be so transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of such Regulation S Global Security.

     (c) Transfers Pursuant to Regulation S.  The Registrar shall register the
         ----------------------------------
transfer of any Permanent Regulation S Global Security without requiring any additional certification. The following provisions shall apply with respect to registration of any proposed transfer of a Transfer Restricted Security pursuant to Regulation S:

          (i) The Registrar shall register any proposed transfer of a Transfer Restricted Security by a Holder if (x) the requested transfer is at least two years after the Issue Date with respect to such Transfer Restricted Security and at least three months after the last date such Holder was an affiliate of the Issuer or (y) upon receipt of a letter substantially in the form set forth in Exhibit F hereto from the proposed transferor.

          (ii) If the proposed transferor is an Agent Member holding a beneficial interest in a QIB Global Security, upon receipt by the Registrar of
(x) the letter, if any, required by paragraph (i) above and (y) instructions in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Security in an amount equal to the principal amount of the beneficial interest in such QIB Global Security to be transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of the QIB Global Security.

     (d) Restricted Securities Legend.  Upon the transfer, exchange or
         ----------------------------
replacement of Securities not bearing the Restricted Securities Legend, the Registrar shall deliver Securities that do not bear the Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities bearing the Restricted Securities Legend, the Registrar shall deliver only Securities that bear the Restricted Securities Legend unless either (i) the circumstances contemplated by paragraph (b)(i)(x) or (c)(i)(x) of this Section exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     (e) General.  By its acceptance of any Security bearing the Restricted
         -------
Securities Legend, each Holder of such Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Restricted Securities Legend and agrees that it shall transfer such Security only as provided in this Indenture.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.14. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                  ARTICLE III


                                   REDEMPTION
                                   ----------

     SECTION 3.01.  Notices to Trustee .  If the Issuer elects to redeem
                    ------------------
Securities pursuant to Section 3.07, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the Section of this Indenture pursuant to which the redemption will occur.

     The Issuer shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Issuer to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee, unless the Trustee otherwise agrees. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

     SECTION 3.02.  Selection .  If less than all of the Securities are to be
                    ---------
redeemed at any time, selection of Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, on a pro rata basis, by lot or by such method as the Trustee
                    --- ----
shall deem fair and appropriate; provided that no Securities of $1,000 or less
                                 --------
shall be redeemed in part; provided further, however, that if a partial
                           -------- -------  -------
redemption is made with the proceeds of a public offering of common stock, selection of the Securities or portions thereof for redemption shall be made by the Trustee on a pro rata basis only or on as nearly a pro rata basis as is
                 --------                              --------
practicable (subject to any procedures of the Depositary), unless such method is otherwise prohibited. If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption.

     SECTION 3.03.  Notice.  Notices of redemption shall be mailed by first
                    ------
class mail to each Holder's address at least 30 but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Notices of redemption may not be conditional. The Trustee shall notify the Issuer promptly of the Securities or portions of Securities to be redeemed.

     The notice shall identify the Securities to be redeemed and shall state:

          (1)  the redemption date;

          (2)  the redemption price;

          (3) the name and address of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed;

          (6) that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

          (7) Section of this Indenture pursuant to which the Securities called for redemption are being redeemed;

          (8) the CUSIP number, if any, printed on the Securities being redeemed; and

          (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

     At the Issuer's request (which may be revoked at any time in writing prior to the time at which the Trustee shall have given such notice to the Holders), the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's expense. In such event, the Issuer shall provide the Trustee with the information required by this Section.

     SECTION 3.04.  Effect of Notice of Redemption.  Once notice of redemption
                    ------------------------------
is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date;

provided that if the redemption date is after a regular record date and on or
--------
prior to the interest payment date, the accrued interest shall be payable to the Securityholder of the redeemed Securities registered on the relevant record date. If mailed in the manner herein, the notice shall be conclusively presumed to have been given whether or not the Holder receives such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

     SECTION 3.05.  Deposit of Redemption Price.  Prior to 10:00 a.m. on the
                    ---------------------------
redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Wholly Owned Restricted Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on the redemption date other than Securities or portions of Securities called for redemption that have been delivered by the Issuer to the Trustee for cancellation.

     SECTION 3.06.  Securities Redeemed in Part.  Upon surrender of a Security
                    ---------------------------
that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

     SECTION 3.07.  Optional Redemption.
                    -------------------

     (a) Except as set forth in Section 3.07(b) or (c), the Securities may not be redeemed prior to January 15, 2006. Thereafter, the Securities will be subject to redemption at any time at the option of the Issuer, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on January 15, 2006 of the years indicated below:


                Year                                 Percentage
                ----                                 ----------

                2006                                 107.000%

                2007                                 104.667%

                2008                                 102.333%

                2009 and thereafter                  100.000%

     (b) In addition, at any time and from time to time, on or prior to January 15, 2004, the Issuer may redeem Securities with an aggregate principal amount equal to up to 35% of the aggregate principal amount of Initial Securities issued under this Indenture at a redemption price of 114% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of a public offering by the Issuer of its common stock; provided that
                                                                 --------
Securities with an aggregate principal amount equal to at least 65% of the aggregate principal amount of Initial Securities issued under this Indenture remain outstanding immediately after the occurrence of such redemption; and

provided further that such redemption shall occur within 90 days of the date of
-------- -------
the closing of such public offering.

     (c) At any time on or prior to January 15, 2006, the Securities may be redeemed as a whole but not in part at the option of the Issuer upon the occurrence of a Change of Control (but in no event may any such redemption occur more than 120 days after the occurrence of such Change of Control) at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest to, the redemption date, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date.

     SECTION 3.08.  No Sinking Fund.  There shall be no sinking fund for the
                    ---------------
payment of principal on the Securities to the Securityholders.

     SECTION 3.09.  Repurchase Offers.
                    -----------------

     (a) If the Issuer shall be required to commence an offer to all Holders to purchase Securities (a "Repurchase Offer") pursuant to Section 4.06 (an "Asset
                        ----------------                                 -----
Sale Offer") or pursuant to
----------

Section 4.08 (a "Change of Control Offer"), the Issuer shall follow the
                 -----------------------
procedures specified in this Section 3.09:

          (i) Within 30 days after (A) a Change of Control (unless (1) the Issuer is not required to make such offer pursuant to Section 4.08(b) or (2) all Securities have been called for redemption pursuant to Section 3.07(a) or (c)) or (B) the date on which the Issuer is required to make an Asset Sale Offer pursuant to Section 4.06, the Issuer shall commence a Repurchase Offer, which shall remain open for a period of at least 20 Business Days following its commencement (the "Offer Period"), by sending a notice to the Trustee and each
                   ------------
of the Holders, by first class mail, which notice shall contain all instructions and materials necessary to enable the Holders to tender Securities pursuant to such Repurchase Offer. Such notice, which shall govern the terms of the Repurchase Offer, shall describe the transaction or transactions that constitute the Change of Control or Asset Sale requiring an Asset Sale Offer, as the case may be, and shall state:

               (A)  that the Repurchase Offer is being made pursuant to this
Section 3.09 and Section 4.06 or 4.08, as the case may be;

               (B) the principal amount of Securities required to be purchased pursuant to Section 4.06, in case of an Asset Sale Offer, or that the Issuer is required to offer to purchase all of the outstanding principal amount of Securities, in the case of a Change of Control Offer (such amount, the "Offer
                                                                        -----
Amount"), the purchase price and, that on the date specified in such notice (the
------
"Purchase Date"), which date shall be no earlier than 30 days and no later than
 -------------
60 days from the date such notice is mailed, the Issuer shall repurchase an Offer Amount of Securities validly tendered and not withdrawn pursuant to this
Section 3.09 and Section 4.06 or 4.08, as applicable;

               (C) that any Security not tendered or accepted for payment shall continue to accrue interest;

               (D) that, unless the Issuer defaults in making such payment, Securities accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Purchase Date;

               (E) that Holders electing to have a Security purchased pursuant to a Repurchase Offer may elect to have all or any portion of such Security purchased;

               (F) that Holders electing to have a Security purchased pursuant to any Repurchase Offer shall be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security, or such other customary documents of surrender and transfer as the Issuer may reasonably request, duly completed, or transfer by book-entry transfer, to the Issuer, the Depositary, or the Paying Agent at the address specified in the notice prior to the Purchase Date;

               (G) that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Security purchased;

               (H) that, in the case of an Asset Sale Offer, if the aggregate principal amount of Securities surrendered by Holders thereof exceeds the Offer Amount, the Trustee shall select the Securities to be purchased on a pro rata
                                                                     --- ----
basis (based upon the outstanding principal amount thereof), with such adjustments as may be deemed appropriate by the Issuer so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased;

               (I) that Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer); and

                (J) the CUSIP number, if any, printed on the Securities being repurchased and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

          (ii) On (or at the Issuer's election, before) the Purchase Date, the Issuer shall, (A) to the extent lawful, accept for payment, on a pro rata basis
                                                                 --- ----
to the extent necessary in the case of an Asset Sale Offer, the Securities or portions thereof tendered pursuant to the Repurchase Offer and not theretofore withdrawn, or if Securities aggregating less than the Offer Amount have been tendered, all Securities tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Securities or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.09, (B) deposit with the Paying Agent an amount equal to the payment required in respect of all Securities or portions thereof so tendered and (C) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Issuer. The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the Change of Control Payment or the payment due to each respective Holder in respect of the Asset Sale Offer, as applicable, with respect to the Securities tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Security, and the Trustee, upon written request from the Issuer, shall authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Securities so surrendered, provided that each such new Security shall be
                                  --------
in a principal amount of $1,000 or an integral multiple thereof. Any Security not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. On the Purchase Date, all Securities purchased by the Issuer shall be delivered to the Trustee for cancellation. All Securities or portions thereof purchased pursuant to the Repurchase Offer will be canceled by the Trustee. The Issuer shall publicly announce the results of the Repurchase Offer on or as soon as practicable after the Purchase Date, but in no case more than five Business Days thereafter.

     If the Issuer complies with the provisions of the preceding paragraph, on and after the Purchase Date interest shall cease to accrue on the Securities or the portions of Securities repurchased. If a Security is repurchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such record date. If any Security called is not repurchased upon surrender because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Purchase Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.01.

     (b) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the Repurchase Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with this Section 3.09, the Issuer shall comply with such securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.09 by virtue thereof.

     (c) Prior to complying with the provisions of this Section 3.09, the Issuer shall either repay all outstanding Senior Debt of the Issuer or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt of the Issuer to permit the repurchase of Securities required by this
Section 3.09 and Section 4.06 or 4.08, as applicable, unless notice of redemption of all Securities has then been given pursuant to Section 3.07 and such redemption is permitted by the terms of outstanding Senior Debt.

     (d) Once notice of repurchase is mailed in accordance with this Section 3.09, all Securities validly tendered and not withdrawn (or, in the case of an Asset Sale Offer, if the Issuer is not required to repurchase all of such Securities then the pro rata portion of such Securities that the Issuer may be
                    --- ----
required to purchase pursuant to Section 3.02 and/or 4.06, as applicable) become irrevocably due and payable on the Purchase Date at the purchase price specified herein. A notice of repurchase may not be conditional.

     (e) Other than as specifically provided in this Section 3.09 or Section
4.06 or 4.08, as applicable, any purchase pursuant to this Section 3.09 shall be made pursuant to Sections 3.02 and 3.06.

                                   ARTICLE IV


                                   COVENANTS
                                   ---------

     SECTION 4.01.  Payment of Securities.  The Issuer shall promptly pay the
                    ---------------------
principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds by 11:00 a.m., New York City time, in accordance with this Indenture available funds sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

     The Issuer shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

     SECTION 4.02.  Reports .  Notwithstanding that the Issuer may not be
                    -------
required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Issuer shall file with the SEC, from and after the commencement of a Registered Exchange Offer in respect of the Initial Securities issued on the Closing Date or the effectiveness of a Shelf Registration Statement (as defined in the Registration Rights Agreement entered into on the Closing Date), and provide, within 15 days after the Issuer is required to file the same with the SEC, the Trustee and the Holders with the annual reports and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. In the event the Issuer is not permitted to file such reports, documents and information with the SEC, the Issuer will provide substantially similar information to the Trustee and the Holders, as if the Issuer were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. The Issuer also shall comply with the other provisions of TIA (S) 314(a).

     SECTION 4.03.  Incurrence of Debt and Issuance of Preferred Stock .
                    --------------------------------------------------

     (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Debt (including Acquired Debt) and the Issuer will not permit any of its Restricted Subsidiaries that are not Guarantors to issue any shares of Preferred Stock; provided, however, that the Issuer and its Restricted Subsidiaries may incur Debt (including Acquired Debt) and Restricted Subsidiaries that are not Guarantors may issue Preferred Stock, if, in any such case, immediately after giving effect to the incurrence of such Debt or the issuance of such Preferred Stock and the receipt and application of the net proceeds therefrom, including the application or use of the net proceeds therefrom to repay Debt or make any Restricted Payment, (i) the Consolidated Debt to Annualized Operating Cash Flow Ratio would be (A) less than 7.0 to 1.0, if prior to January 31, 2006 or (B) less than 6.0 to 1.0 if on or after January 31, 2006 or (ii) in the case of any incurrence of Debt or issuance of Preferred Stock prior to January 31, 2006 only, Consolidated Debt would be equal to or less than 75% of Total Invested Capital.

     (b) The provisions of Section 4.03(a) will not apply to the incurrence of any of the following items of Debt (collectively, "Permitted Debt"):
                                                   --------------

          (1) the incurrence by the Issuer or any of its Restricted Subsidiaries of term and revolving Debt and letters of credit (with letters of credit being deemed to have a principal amount equal to the undrawn face amount thereof) under Credit Facilities (including Guarantees of such Debt by the Issuer or any of its Subsidiaries); provided that the aggregate principal amount of such Debt outstanding pursuant to this clause (1) without duplication, does not exceed an amount equal to the sum of (a) $265.0 million and (b) 85% of the Qualified Receivables at the time such Debt is incurred which sum shall be permanently reduced by the aggregate amount of all net proceeds of Asset Sales applied since the Closing Date to permanently repay the principal amount of Debt under a Credit Facility incurred pursuant to this clause (1) pursuant to clause (b)(1) of Section 4.06;

          (2) the incurrence by the Issuer and its Restricted Subsidiaries of Existing Debt;

          (3) the incurrence by the Issuer of Debt represented by the Securities (other than Additional Securities) and by the Guarantors of Debt represented by the related Security Guarantees;

          (4) the incurrence by the Issuer or any Restricted Subsidiary of Debt (including Capital Lease Obligations) in each case, (a) incurred for the purpose of leasing or financing all or any part of the purchase price or cost of construction or improvement of inventory, property, plant or equipment used in the business of the Issuer or any of its Restricted Subsidiaries, including telephone and computer systems and operating facilities, in an aggregate principal amount not to exceed $5.0 million at any time outstanding, provided that such Debt exists at the date of such purchase or transaction or is created within 180 days thereafter, and (b) such Debt shall not constitute more than 100.0% (determined in accordance with GAAP) to the Issuer or such Restricted Subsidiary, as applicable, of the cost of the property so purchased, constructed, improved or leased;

          (5) the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to refund, refinance or replace Debt (other than intercompany Debt) that was permitted by this Indenture to be incurred;

          (6) the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Debt or Preferred Stock owed or issued to and held by the Issuer and any of its Restricted Subsidiaries including any Debt arising in connection with a Receivables Facility, provided, however, that (a) any such Debt of the Issuer shall be subordinated and junior in right of payment to the Securities and (b)(i) any subsequent issuance or transfer of Equity Interests or other action that results in any such Debt or Preferred Stock being held by a Person other than the Issuer or a Restricted Subsidiary and (ii) any sale or other transfer of any such Debt or Preferred Stock to a Person that is not either the Issuer or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Debt or issuance of such Preferred Stock by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

          (7) the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations that are incurred (a) for the purpose of fixing or hedging interest rate risk with respect to any floating rate Debt that is permitted by the terms of this Indenture to be outstanding or (b) for the purpose of fixing or hedging currency exchange rate risk or commodity price risk incurred in the ordinary course of business;

          (8) the guarantee by the Issuer or any Restricted Subsidiary of Debt of the Issuer or a Restricted Subsidiary of the Issuer that was permitted to be incurred by another provision of this covenant;

          (9) the incurrence by the Issuer or any Restricted Subsidiary of any Debt under any unsecured deferred promissory note payable to Sprint PCS pursuant to the deferral of collected revenues provision of the Consent and Agreement;

          (10) the incurrence by the Issuer or any Restricted Subsidiary of Acquired Debt, but only to the extent that immediately after giving effect to the incurrence of such Debt (i) in the event of any incurrence of Acquired Debt on or after January 31, 2006 only, the Consolidated Debt to Annualized Operating Cash Flow Ratio would decrease as compared to the Consolidated Debt to Annualized Operating Cash Flow Ratio immediately prior to such incurrence or
(ii) in the event of any incurrence of Acquired Debt prior to January 31, 2006 only, the ratio of Consolidated Debt to Total Invested Capital would decrease as compared with the ratio of Consolidated Debt to Total Invested Capital immediately prior to such incurrence; and

          (11) the incurrence by the Issuer or any Restricted Subsidiary of additional Debt (which may comprise Debt under the Existing Credit Facilities) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, pursuant to this clause (11) not to exceed an amount equal to $50.0 million.

     (c) For purposes of determining compliance with this Section 4.03:

          (1) the outstanding principal amount of any particular Debt shall be counted only such that (without limitation) any obligation arising under any guarantee, Lien, letter of credit or similar instrument supporting such Debt shall be disregarded;

          (2) in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (11) of the definition of Permitted Debt above or is entitled to be incurred pursuant to
Section 4.03(a), the Issuer shall, in its sole discretion, classify and/or re-classify such item of Debt in any manner that complies with this covenant and such item of Debt will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof; and

          (3) accrual of interest and the accretion of accreted value or liquidation preference will not be deemed to be an incurrence of Debt or issuance of Preferred Stock.

     SECTION 4.04.  Restricted Payments .
                    -------------------

     (a) Prior to and including December 31, 2003, the Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other distribution (including any payment by the Issuer or any Restricted Subsidiary in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) on account of the Issuer's or any of its Restricted Subsidiaries' Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) and dividends payable to the Issuer or any Restricted Subsidiary);

          (2) purchase, redeem or otherwise acquire or retire for value (including any acquisition or retirement by the Issuer or any Restricted Subsidiary in connection with any merger or consolidation) any Equity Interests of the Issuer or any Holding Company;

          (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Subordinated Debt of the Issuer, except (a) a payment of interest, principal or other related Obligations at Stated Maturity and (b) the purchase, repurchase or other acquisition or retirement of Subordinated Debt of the Issuer in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or other acquisition or retirement; or

               (4) make any Restricted Investment,

     (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments").

     (b) After December 31, 2003, the Issuer and its Restricted Subsidiaries shall not, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to such Restricted Payment:

          (i) no Default shall have occurred and be continuing;

          (ii) the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable period, have been permitted to incur at least $1.00 of additional Debt pursuant to clause (i) or (ii) of the test set forth in Section 4.03(a); and

          (iii) such Restricted Payment, together with (without duplication) the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Closing Date (excluding Restricted Payments permitted by Section 4.04(c)), is less than the sum (without duplication) of:

          (A) the amount of (x) the Operating Cash Flow of the Issuer after December 31, 2003 through the end of the latest full fiscal quarter for which internal consolidated financial statements of the Issuer are available preceding the date of such Restricted Payment, treated as a single accounting period, less
(y) 150% of the cumulative Consolidated Interest Expense of the Issuer after December 31, 2003 through the end of the latest full fiscal quarter for which internal consolidated financial statements of the Issuer are available preceding the date of such Restricted Payment treated as a single accounting period; plus

          (B) 100% of the aggregate net cash proceeds received by the Issuer from the issue or sale (other than to a Subsidiary) of, or from capital contributions with respect to, Equity Interests of the Issuer (other than Disqualified Stock), in either case after the Closing Date; plus

          (C) the amount by which the aggregate principal amount (or accreted value, if less) of Debt of the Issuer or any Restricted Subsidiary is reduced on the Issuer's consolidated balance sheet upon the conversion or exchange after the Closing Date of any Debt convertible into or exchangeable for Equity Interests (other than Disqualified Stock) of the Issuer, together with the net cash proceeds received by the Issuer at the time of such conversion (less the amount of any cash, or the fair market value of any other property distributed by the Issuer upon such conversion or exchange); plus

          (D) 100% of the aggregate net cash proceeds received by the Issuer or a Restricted Subsidiary of the Issuer since the Closing Date from (i) Restricted Investments, whether through interest payments, principal payments, dividends or other distributions and payments, or the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) thereof made by the Issuer and its Restricted Subsidiaries and (ii) a cash dividend from, or the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of, an Unrestricted Subsidiary; plus

          (E) upon the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of the Investments of the Issuer and its Restricted Subsidiaries (other than such Subsidiary) in such Subsidiary.

     (c) The provisions of Sections 4.04(a) and (b) shall not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of this Indenture;

          (2) the redemption, repurchase, retirement, defeasance or other acquisition of any Equity Interests or Subordinated Debt of the Issuer, or the making of a Restricted Investment, in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Issuer) of, Equity Interests (other than any Disqualified Stock) of, or a capital contribution to, the Issuer; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (iii) (B) of Section 4.04(b);

          (3) the redemption, repurchase, retirement, defeasance or other acquisition of Subordinated Debt or Disqualified Stock of the Issuer (A) made by an exchange for, or with the net cash proceeds from an incurrence of, Permitted Refinancing Debt or (B) upon a Change of Control or Asset Sale to the extent required by the agreement governing such Subordinated Debt but only if the Issuer shall have complied with Section 4.08 or, as the case may be, 4.06 and purchased all Securities validly tendered pursuant to the relevant Repurchase Offer prior to purchasing or repaying such Subordinated Debt;

          (4) to the extent constituting Restricted Payments, the Specified Affiliate Payments;

          (5) making distributions or payments of Receivables Fees; and

          (6) Restricted Payments in an aggregate amount not to exceed $5.0 million.

          In addition, if any Person in which an Investment is made, which Investment constituted a Restricted Payment when made, thereafter becomes a Restricted Subsidiary, such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (iii) of Section 4.04(b) to the extent such Investments would not have been Restricted Payments had such Person been a Restricted Subsidiary at the time such Investments were made.

     (d) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in good faith by the Board of Directors of the Issuer.

     (e) In making the computations required by this covenant:

          (1) the Issuer or the relevant Restricted Subsidiary may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Issuer for the remaining portion of such period; and

          (2) the Issuer or the relevant Restricted Subsidiary will be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Issuer and the Restricted Subsidiary that are available on the date of determination.

     (f) If the Issuer makes a Restricted Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of the Issuer or any Restricted Subsidiary be permitted under the requirements of this Indenture, such Restricted Payment will be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Issuer's or any Restricted Subsidiary's financial statements, affecting the computations required by this Section 4.04 of the Issuer for any period. For the avoidance of doubt, it is expressly agreed that no payment or other transaction permitted by clauses (1), (4), (5), (6), (7) and
(8) of Section 4.07(b) shall be considered a Restricted Payment for purposes of, or otherwise restricted by, this Indenture.

     SECTION 4.05.  Dividend and Other Payment Restrictions Affecting Restricted
                    ------------------------------------------------------------
Subsidiaries.
------------

     (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) (i) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Debt owed to the Issuer or any of its Restricted Subsidiaries;

          (2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

          (3) transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

     (b) However, Section 4.05(a) will not apply to encumbrances or restrictions:

          (1) under contracts in effect on the Closing Date, including the Existing Credit Facilities and other Existing Debt and the related documentation;

          (2) under this Indenture, the Securities and the Security Guarantees and any substantially similar indenture, securities and guarantees entered into after the Closing Date, provided that the Debt thereunder is permitted by this Indenture to be incurred;

          (3) under any agreement or other instrument of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (but not created in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that in the case of Debt, such Debt is permitted by the terms of this Indenture to be incurred;

          (4) existing under or by reason of purchase money debt (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) of
Section 4.05(a) above on the property so acquired;

          (5) created in connection with any Receivables Facility that, in the good faith determination of the Board of Directors or senior management of the Issuer, are necessary or advisable to effect such Receivables Facility;

          (6) in the case of clause (3) of Section 4.05(a) above, (i) that restricts in a customary manner the subletting, assignment, or transfer of any property or asset that is subject to a lease, license or similar contract, (ii) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Issuer or any Restricted Subsidiary not otherwise prohibited by this Indenture or (iii) contained in security agreements or mortgages securing Debt to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages;

          (7) existing under or by reason of contracts for the sale of assets;

          (8) on cash or other deposits or net worth imposed by leases, customer contracts or other agreements entered into in the ordinary course of business;

          (9) in customary form under joint venture agreements and other similar agreements;

          (10) any encumbrances or restrictions required by any governmental, local or regulatory authority having jurisdiction over the Issuer or any of its Restricted Subsidiaries or any of their businesses in connection with any development grant made or other assistance provided to the Issuer or any of its Restricted Subsidiaries by such governmental authority; or

          (12) under any Permitted Refinancing Debt or any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (4) of this Section 4.05(b), provided that Permitted Refinancing Debt or such amendments, modifications, restatements, renewals, increases, supplements, refundings or replacements, taken as a whole, are, in the good faith judgment of the Issuer, not materially more restrictive with respect to such encumbrances or restrictions than those contained in the Debt, contracts, instruments or obligations prior to the incurrence of such Refinancing Debt or such amendment, modification, restatement, renewal, increase, supplement, refunding or replacement.

     SECTION 4.06.  Asset Sales .
                    -----------

     (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; and

          (2) at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that this clause (2) shall not apply to any sale of Equity Interests of or other Investments in Unrestricted Subsidiaries. For purposes of this provision, each of the following will be deemed to be cash:

               (a) any liabilities (as shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet), of the Issuer or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Securities or, in the case of liabilities of a Guarantor, the Security Guarantee of such Guarantor) that are assumed by the transferee of any such assets, or from which the Issuer and its Restricted Subsidiaries are released; and

               (b) any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days after receipt.

     (b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer may apply such Net Proceeds, at its option:

          (1) to repay or repurchase Senior Debt, Debt of any Restricted Subsidiary or Pari Passu Debt (other than Debt owed to the Issuer or a Subsidiary of the Issuer, and provided that if the Issuer shall so reduce Pari Passu Debt, it will equally and ratably make an Asset Sale Offer (in accordance with the procedures set forth in Section 4.06(c) and Section 3.09 for an Asset Sale Offer) to all Holders);

          (2) to make capital expenditures or to acquire properties or assets that will be used or useful in the Permitted Business of the Issuer or any of its Restricted Subsidiaries; or

          (3) to the acquisition of a controlling interest in a Person engaged in a Permitted Business;

     Pending the final application of any Net Proceeds, the Issuer or any Restricted Subsidiary may temporarily reduce borrowings under a Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

     (c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of Section 4.06(b) will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuer will:

          (1) make an Asset Sale Offer to all Holders of Securities in accordance with Section 3.09; and

          (2) prepay, purchase or redeem (or make an offer to do so) any other Pari Passu Debt of the Issuer in accordance with provisions governing such Debt requiring the Issuer to prepay, purchase or redeem such Debt with the proceeds from any Asset Sales (or offer to do so), pro rata in proportion to the respective principal amounts of the Securities and such other Debt required to be prepaid, purchased or redeemed or tendered for, in the case of the Securities pursuant to such Asset Sale Offer to purchase the maximum principal amount of Securities that may be purchased out of such pro rata portion of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of their principal amount plus accrued and unpaid interest to the date of purchase subject to the right of holders of record on a record date to receive interest on the relevant interest payment date in accordance with the procedures set forth in this Indenture and the Securities.

     (d) To the extent that the aggregate principal amount of Securities and Pari Passu Debt tendered pursuant to an Asset Sale Offer or other offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Securities surrendered by Holders thereof exceeds the pro rata portion of such Excess Proceeds to be used to purchase Securities, the Trustee shall select the Securities to be purchased on a pro rata basis as provided in Section 3.09. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Notwithstanding the foregoing, the Issuer may commence an Asset Sale Offer prior to the expiration of 360 days after the occurrence of an Asset Sale.

     SECTION 4.07.  Transactions with Affiliates .
                    ----------------------------

     (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance, guarantee or other transaction with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an "Affiliate
                                                                    ---------
Transaction"), unless:
-----------

          (1) such Affiliate Transaction is on terms that , taken as a whole, are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

          (2) the Issuer delivers to the Trustee:

          (i) with respect to any Affiliate Transaction entered into after the Closing Date involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) of this
Section 4.07(a) and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors; and

          (ii) with respect to any Affiliate Transaction involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Issuer or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an investment banking, appraisal or accounting firm of national standing.

     (b) Notwithstanding the foregoing, none of the following shall be prohibited by this Section 4.07 (or be deemed to be an Affiliate Transactions):

          (1) any employment agreements, consulting agreements, non-competition agreements, stock purchase or option agreements, collective bargaining agreements, employee benefit plans or arrangements (including vacation plans, health and life insurance plans, deferred compensation plans, stock loan plans, directors' and officers' indemnification agreements and retirement, savings or similar plans), related trust agreements or any similar arrangements, in each case in respect of employees, officers or directors and entered into in the ordinary course of business, any payments or other transactions contemplated by any of the foregoing and any other payments of compensation to employees, officers, directors or consultants in the ordinary course of business;

          (2) transactions between or among (i) the Issuer and/or its Restricted Subsidiaries or (ii) the Issuer and/or one or more of its Restricted Subsidiaries and any joint venture; provided no Affiliate of the Issuer (other than a Restricted Subsidiary) owns any Capital Stock of any such joint venture;

          (3) Permitted Investments and Restricted Payments that are permitted by Section 4.04;

          (4) loans or advances to employees (or guarantees of third-party loans to employees) in the ordinary course of business;

          (5) sales of Receivables to a Receivables Subsidiary or in connection with any Receivables Facility;

          (6) payments to Investcorp and its Affiliates (whether or not such Persons are Affiliates of the Issuer) for (i) any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities and related expenses, including in connection with acquisitions or divestitures, which payments are approved by the Board of Directors of the Issuer in good faith and (ii) annual management, consulting and advisory fees and related expenses;

          (7) any agreement as in effect on the Closing Date or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in any material respect) or any transaction contemplated thereby;

          (8) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Issuer or its Restricted Subsidiaries, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, in each case in the reasonable determination of the Board of Directors of the Issuer or the senior management thereof;

          (9) Permitted Debt permitted by clause (11) of Section 4.03(b) on terms that, taken as a whole, are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction with an unrelated Person, or, if there is no comparable transaction, have been negotiated in good faith by the parties thereto;

          (10) any transaction on arm's length terms with non-affiliates that become Affiliates as a result of such transaction; and

          (11) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer.

     SECTION 4.08.  Change of Control.
                    -----------------

     (a) Upon the occurrence of a Change of Control, unless all Securities have been called for redemption pursuant to Section 3.07, each Holder of Securities shall have the right to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities pursuant to a Change of Control Offer made pursuant to Section 3.09 at an offer price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal
           -------------------------
amount thereof plus accrued and unpaid interest thereon to the date of purchase.

     (b) The Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 3.09 applicable to a Change of Control Offer made by the Issuer and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

     SECTION 4.09.  Compliance Certificates .  The Issuer shall deliver to the
                    -----------------------
Trustee within 120 days after the end of each fiscal year of the Issuer an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Issuer they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do have such knowledge, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto. The Issuer also shall comply with
Section 314(a)(4) of the TIA.

     The Issuer shall deliver to the Trustee, as soon as possible and in any event within five days after any Senior Officer of the Issuer becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of

Default, an Officers' Certificate setting forth the details of such Event of Default or Default and the action which the Issuer proposes to take with respect thereto.

     SECTION 4.10.  Limitation on Designations of Unrestricted Subsidiaries
                    -------------------------------------------------------

     (a) The Board of Directors may designate (a "Designation") any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Issuer or any Restricted Subsidiary, so long as such Designation would not cause a Default, provided that:

          (1) any then existing Guarantee by the Issuer or any Restricted Subsidiary of any Debt of the Subsidiary being so designated shall be deemed an "incurrence" of such Debt at the time of such Designation; and

          (2) either (i) the Subsidiary to be so designated has total assets of $1.0 million or less or (ii) if such Subsidiary has assets greater than $1.0 million, the "incurrence" of Debt referred to in clause (1) of this Section 4.10(a) would be permitted under Section 4.03.

     (b) For purposes of making the determination of whether such Designation would cause a Default, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated, to the extent they do not constitute Permitted Investments at the time such Subsidiary became an Unrestricted Subsidiary, will be deemed to be Restricted Payments made at the time of such Designation and will be included in determining the amount of Restricted Payments the Issuer has made for the purposes of clause (b)(iii) of Section 4.04. The amount of such outstanding Investments will be equal to the portion of the fair market value of the net assets of any Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary that is represented by the interest of the Issuer and its Restricted Subsidiaries in such Subsidiary, in each case as determined in good faith by the Board of Directors of the Issuer. Such Designation will only be permitted if any such Restricted Payment would be permitted at such time.

     (c) The Board of Directors may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation"), provided that:

          (1) no Default shall have occurred and be continuing at the time of or after giving effect to such Revocation; and

          (2) all Liens and Debt of such Unrestricted Subsidiary outstanding immediately after such Revocation would, if incurred at such time, have been permitted to be incurred (and shall be deemed to have been incurred) for all purposes of this Indenture.

     (d) Any such Designation or Revocation by the Board of Directors after the Closing Date shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such Designation or Revocation and an Officers' Certificate certifying that such Designation or Revocation complied with the foregoing provisions.

     SECTION 4.11.  Liens.
                    -----

     The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Debt (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Securities are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien; provided that:

          (1) if such other Debt constitutes Subordinated Debt or is otherwise subordinate or junior in right of payment to the Obligations under this Indenture, the Securities or the relevant Security Guarantee, as the case may be, such Lien is expressly made prior and senior in priority to the Lien securing such other Debt; or

          (2) in any other case, such Lien ranks equally and ratably with the Lien securing the other Debt or obligations so secured.

     SECTION 4.12.  Additional Security Guarantees .
                    ------------------------------

     All current and future Subsidiaries of the Issuer that are guarantors under the Existing Credit Facilities, other than Foreign Subsidiaries, Receivables Subsidiaries and Subsidiaries that have been properly designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries, will be Guarantors in accordance with the terms of this Indenture. Notwithstanding the foregoing, if any Foreign Subsidiary that is a Restricted Subsidiary shall Guarantee any Debt of the Issuer or any Domestic Subsidiary while the Securities are outstanding, then such Foreign Subsidiary shall become a Guarantor under this Indenture and will execute a Security Guarantee in accordance with the provisions of this Indenture.

     SECTION 4.13.  Business Activities .  The Issuer shall not, and shall not
                    -------------------
permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as is not material to the Issuer and its Restricted Subsidiaries taken as a whole.

     SECTION 4.14.  No Senior Subordinated Debt .  No Guarantor shall incur any
                    ---------------------------
Debt that is expressly subordinate in right of payment to any Senior Debt of such Guarantor and senior in any respect in right of payment to the Securities.

     SECTION 4.15.  Sale and Leaseback Transactions.
                    -------------------------------

     (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Issuer may enter into a sale and leaseback transaction if:


          (1) the lease is for a period, including renewal rights, of not in excess of five years;

          (2) the transaction is solely between the Issuer and any Restricted Subsidiary or solely between Restricted Subsidiaries; or

          (3) the Issuer or such Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the Net Proceeds received from such sale in accordance with
Section 4.07.

     (b) The foregoing shall not prohibit the Issuer or any of its Restricted Subsidiaries from entering into Permitted Tower Sale and Leaseback Transactions.

                                   ARTICLE V


                                SUCCESSOR ISSUER
                                ----------------

     SECTION 5.01.  Merger, Consolidation or Sale of All or Substantially All
                    ---------------------------------------------------------
Assets of the Issuer.
--------------------

     (a) The Issuer shall not consolidate or merge with or into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless:

          (1) the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (2) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Issuer under the Securities, this Indenture and any Registration Rights Agreement pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

          (3) immediately after such transaction no Default exists; and

          (4) the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable period, either: (a) be permitted to incur at least $1.00 of additional Debt pursuant to clause (i) or (ii) of Section 4.03(a); or (b) in the case of such transaction with another Sprint PCS Affiliate or with Sprint PCS occurring prior to December 31, 2005 only, (i) the Consolidated Debt to Annualized Operating Cash Flow Ratio would decrease as compared to the Consolidated Debt to Annualized Operating Cash Flow Ratio immediately prior to such transaction or
(ii) the ratio of Consolidated Debt to Total Invested Capital would decrease as compared to the ratio of Consolidated Debt to Total Invested Capital immediately prior to such transaction.

     (b) Notwithstanding the foregoing clauses (3) and (4) of Section 5.01(a):

          (1) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer;

          (2) the Issuer may merge or consolidate with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another jurisdiction; and

          (3) the Issuer may merge or consolidate with a shell corporation that, prior to such merger, (i) does not have any Debt and has no significant assets other than cash and (ii) is formed solely for the purpose of facilitating the formation of a Holding Company.

     (c) In connection with any consolidation, merger, sale, assignment, transfer, lease, conveyance or disposition contemplated by the foregoing provisions, the Issuer shall deliver or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or disposition and the supplemental indenture in respect thereof required under clause (a)(2) comply with the requirements of this Indenture and an opinion of counsel to such effect. Each such Officers' Certificate shall set forth the manner of determination of the Issuer's compliance with clause (a)(4) above

     (d) Upon any consolidation or merger in which the Issuer is not the continuing corporation, or any transfer of all or substantially all of the assets of the Issuer in each case in accordance with this Section 5.01, the surviving corporation or the Person formed by or surviving any such consolidation or merger shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Securities, this Indenture and any Registration Rights Agreement with the same effect as if such surviving corporation or the Person formed by or surviving any such merger or consolidation had been named as such.

  SECTION 5.02.  Merger, Consolidation or Sale of All or Substantially All
                 ---------------------------------------------------------
Assets of a Guarantor.
---------------------

     (a) No Guarantor shall consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (other than the Issuer or another Guarantor) unless:

          (1) subject to the provisions of Section 5.02(b), the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Securities, this Indenture and any Registration Rights Agreement; and

          (2) immediately after giving effect to such transaction, no Default exists.

     (b) Notwithstanding Section 5.02(a):

          (1) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to any Guarantor; and

          (2) any Guarantor may merge with an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in another jurisdiction.

     (c) In the event (i) of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor then held by the Issuer and its Restricted Subsidiaries, or (ii) the sale or other disposition of Capital Stock of any Guarantor if as a result of such disposition, such Person ceases to be a Subsidiary of the Issuer, then such Guarantor will be released and relieved of any obligations under this Indenture and its Security Guarantee; provided that such portion of the Net Proceeds as is applied on or before the date of such release is applied in accordance with Section 4.06. In addition, any Guarantor (i) that is designated as an Unrestricted Subsidiary in accordance with the provisions of this Indenture or (ii) that is released from its Guarantee of the obligations of the Issuer under the Existing Credit Facilities, will be released from its Security Guarantee upon effectiveness of such designation or release

     (d) Upon any consolidation or merger in which a Guarantor is not the continuing corporation in accordance with the foregoing, the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under its Guarantee, this Indenture and any Registration Rights Agreement with the same effect as if such surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) had been named as such.

                                   ARTICLE VI



                             DEFAULTS AND REMEDIES
                             ---------------------

     SECTION 6.01.  Events of Default and Remedies.
                    ------------------------------

     (a) Each of the following constitutes an "Event of Default" under this
Indenture:

          (1) prior to January 15, 2004, default in the payment when due and following January 15, 2004 a default for 30 days in the payment when due, of interest on, or Liquidated Damages with respect to, the Securities (whether or not prohibited by Article XII);

          (2) default in payment when due of the principal of or premium, if any, on the Securities (whether or not prohibited by Article XII), including any failure by the Issuer to make a payment to purchase securities tendered pursuant to a Change of Control Offer or an Asset Sale Offer;

          (3) failure by the Issuer for 60 days after receipt of notice specifying such failure to comply with any of its other agreements in this Indenture or the Securities;

          (4) the failure by the Issuer or any Restricted Subsidiary that is a Significant Subsidiary to pay any Debt within any applicable grace period after final maturity or acceleration by the holders thereof because of a default if the total amount of such Debt unpaid or accelerated at the time exceeds $7.5 million;

          (5) any judgment or decree for the payment of money in excess of $7.5 million (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) is entered against the Issuer or any Significant Subsidiary that is a Restricted Subsidiary and is not discharged, waived or stayed and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or
(B) there is a period of 90 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed;

          (6) except as permitted by this Indenture, any Security Guarantee by a Guarantor that is a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Security Guarantee;

          (7) the Issuer or any Restricted Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (A)  commences a voluntary case;

               (B) consents to the entry of an order for relief against it in an involuntary case;

               (C) consents to the appointment of a Custodian of it or for any substantial part of its property;

               (D) makes a general assignment for the benefit of its creditors;

     or takes any comparable action under any foreign laws relating to insolvency;

          (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Issuer or any Restricted Subsidiary that is a Significant Subsidiary in an involuntary case;

               (B) appoints a Custodian of the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or for any substantial part of its property; or

               (C) orders the winding up or liquidation of the Issuer or any Restricted Subsidiary that is a Significant Subsidiary;

     or any similar relief is granted under any foreign laws and the order or decree relating thereto remains unstayed and in effect for 60 days; or

          (9) (a) if no Credit Facility is in existence, any event occurs that results in an Event of Termination under any of the Sprint Agreements, which Event of Termination has not been waived, or (b) if any Credit Facility is in existence, Sprint shall have commenced to exercise any remedy under the Sprint Agreements (other than pursuant to Section
11.6.3 of the Management Agreement) by reason of the occurrence of an Event of Termination.

     (b) The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effect by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     (c) The term "Bankruptcy Law" means Title 11, United States Code, or any
                   --------------                  ------------------
similar federal or state law for the relief of debtors. For purposes of this Section, the term "Custodian" means any receiver, trustee, assignee, liquidator,
                   ---------
custodian or similar official under any Bankruptcy Law.

     (d) A Default under clause (3) of Section 6.01(a) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities notify the Issuer in writing by registered or certified mail, return receipt requested, of the Default and the Issuer does not cure such Default within the time specified in clause (4) of Section 6.01(a) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."
                                                -----------------

     SECTION 6.02.  Acceleration.
                    ------------

     (a) If an Event of Default (other than an Event of Default specified in Section 6.01(a)(7) or (8) with respect to the Issuer) occurs and is continuing, the Trustee by notice to the Issuer in writing, or the Holders of at least 25% in aggregate principal amount of the outstanding Securities by notice in writing to the Issuer, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in Section 6.01(a)(7) or (8) occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders.

     (b) At any time after a declaration of acceleration with respect to the Securities as described in Section 6.02(a), the Holders of a majority in aggregate principal amount of the Securities may rescind and cancel such declaration and its consequences: (i) if the rescission would not conflict with any judgment or decree; (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration; (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and (iv) if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     SECTION 6.03.  Other Remedies.  If an Event of Default occurs and is
                    --------------
continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative (to the extent permitted by law).

     SECTION 6.04.  Waiver of Past Defaults .  The Holders of a majority in
                    -----------------------
aggregate principal amount of the Securities then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Securities waive any existing Default and its consequences under this Indenture except a continuing Event of Default in the payment of interest on, or the principal of or premium on, the Securities. When a Default is waived, it is deemed cured and ceases to exist and any Event of Default arising therefrom shall be deemed to have been cured and waived for every purpose under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

     SECTION 6.05.  Control by Majority .  The Holders of a majority in
                    -------------------
aggregate principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee by this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any
                               --------  -------
other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     SECTION 6.06.  Limitation on Suits .  Except to enforce the right to
                    -------------------
receive payment of principal, premium, if any, or interest when due, no Securityholder may pursue any remedy with respect to this Indenture, the Securities or the Security Guarantees unless:

          (1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

          (2) Holders of at least 25% in aggregate principal amount of the outstanding Securities have made a written request to the Trustee to pursue the remedy;

          (3) such Holders have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

          (4) the Trustee has not complied with the request within 60 days after the receipt of the request and the offer of security or indemnity; and

          (5) the Holders of a majority in aggregate principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period.

     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

     SECTION 6.07.  Rights of Holders to Receive Payment .  Notwithstanding any
                    ------------------------------------
other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     SECTION 6.08.  Collection Suit by Trustee .  If an Event of Default
                    --------------------------
specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

     SECTION 6.09.  Trustee May File Proofs of Claim .  The Trustee may file
                    --------------------------------
such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Issuer, any Subsidiary or any Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

     SECTION 6.10.  Priorities.  If the Trustee collects any money or property
                    ----------
pursuant to this Article VI, it shall pay out the money or property in the following order:

             FIRST:  to the Trustee for amounts due under Section 7.07;

             SECOND:  to the holders of Senior Debt to the extent required by
     Article XII;

             THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

             FOURTH:  to the Issuer.

     The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Issuer a notice that states the record date, the payment date and amount to be paid.

     SECTION 6.11.  Undertaking for Costs .  In any suit for the enforcement of
                    ---------------------
any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

     SECTION 6.12.  Waiver of Stay or Extension Laws.  Neither the Issuer nor
                    --------------------------------
any Guarantor (to the extent they may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE VII


                                    TRUSTEE
                                    -------

     SECTION 7.01.  Duties of Trustee.
                    -----------------

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

     (b) Except during the continuance of an Event of Default:

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (1) this paragraph does not limit the effect of Section 7.01(b);

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

     (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

     (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

     SECTION 7.02.  Rights of Trustee.  Subject to Section 7.01:
                    -----------------

     (a) The Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in any such document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

     (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute
        --------  -------
willful misconduct or negligence.

     (e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

     (g) The Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture.

     (h) The permissive rights of the Trustee to take any action enumerated in this Indenture shall not be construed as a duty to take such action.

     (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

     (j) The Trustee may request that the Issuer deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

     SECTION 7.03.  Individual Rights of Trustee.  The Trustee in its individual
                    ----------------------------
or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

     SECTION 7.04.  Trustee's Disclaimer.  The Trustee shall not be responsible
                    --------------------
for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuer's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

     SECTION 7.05.  Notice of Defaults.   If a Default occurs and is continuing
                    ------------------
and is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Security, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Securityholders. If a Default occurs and is continuing and a Senior Officer of the Issuer has actual knowledge of such Default, the Issuer shall deliver to the Trustee written notice of such Default, which notice shall include the status of such Default and any action being taken or proposed to be taken by the Issuer with respect thereto. Notwithstanding anything to the contrary expressed in this Indenture, the Trustee shall not be deemed to have knowledge of any Default hereunder, except in the case of an Event of Default under Section 6.01(a)(1) or (2) (provided that the Trustee is Paying Agent),
                                 --------
unless and until a Trust Officer receives written notice thereof at its Corporate Trust Office, from the Issuer or a Holder that such Default has occurred.

     SECTION 7.06.  Reports by Trustee to Holders.  The Trustee shall transmit
                    -----------------------------
to the Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto. To the extent that any such report is required by the TIA with respect to any 12-month period, such report shall cover the 12-month period ending May 15 and shall be transmitted by the next succeeding July 15.

     A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Issuer agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

     SECTION 7.07.  Compensation and Indemnity.  The Issuer shall pay to the
                    --------------------------
Trustee from time to time such compensation as is agreed to in writing by the Trustee and Issuer for the Trustee's services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket disbursements, advances and expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses of the Trustee's counsel, accountants and experts. The Issuer and each Guarantor, jointly but not severally, shall indemnify the Trustee and its officers, directors, shareholders, agents and employees (each, an "Indemnified
                                                                   -----------
Party") for and hold each Indemnified Party harmless against any and all loss,
-----
damage, claims, liability or expense (including reasonable attorneys' fees and expenses) including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by them without negligence or bad faith on their part arising out of or in connection with the acceptance or administration of this Indenture or the Securities and the performance of their duties hereunder, including the cost and expense of enforcing this Indenture against the Issuer (including this Section 7.07), and defending itself against any claim (whether asserted by a Holder or any other person). The Trustee, in its capacity as Paying Agent, Registrar, Custodian and agent for service of notice and demands, and the Trustee's officers, directors, shareholders, agents and employees, when acting in such other capacity, shall have the full benefit of the foregoing indemnity as well as all other benefits, rights and privileges accorded to the Trustee in this Indenture when acting in such other capacity. The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided that any failure so
                                                  --------
to notify the Issuer shall not relieve the Issuer or any Guarantor of its indemnity obligations hereunder. The Issuer shall defend the claim and the

Indemnified Party shall provide reasonable cooperation at the Issuer's expense in the defense. Such Indemnified Parties may have separate counsel and the Issuer shall pay the fees and expenses of such counsel; provided that the Issuer
                                                        --------
shall not be required to pay such fees and expenses if it assumes such Indemnified Parties' defense and, in such Indemnified Parties' reasonable judgment, there is no conflict of interest between the Issuer and such parties in connection with such defense. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an Indemnified Party through such party's own willful misconduct, negligence or bad faith. The Issuer need not pay any settlement made without its consent (which consent shall not be unreasonably withheld).

     The Trustee's right to receive payment of any amounts due under this Indenture shall not be subordinated to any other Debt of the Issuer and the Securities shall be subordinate to the Trustee's rights to receive such payment.

     The Issuer's payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(a)(8) or (9) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

     SECTION 7.08.  Replacement of Trustee.  The Trustee may resign at any time
                    ----------------------
by so notifying the Issuer in writing. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Issuer in writing and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the "retiring Trustee"), the Issuer shall promptly appoint a successor
               ----------------
Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in aggregate principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.

     If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer's and Guarantors' obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

     SECTION 7.09.  Successor Trustee by Merger, Etc.  If the Trustee
                    --------------------------------
consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided, that such Person shall be
                                            --------
qualified and eligible under this Article VII.

     In case at the time such successor or successors by consolidation, merger, conversion or transfer shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the
                                       --------
Trustee shall have.

     SECTION 7.10.  Eligibility; Disqualification.  The Trustee shall at all
                    -----------------------------
times satisfy the requirements of TIA (S) 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
(S) 310(b); provided, however, that there shall be excluded from the operation
            --------  -------
of TIA (S) 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met.

     SECTION 7.11.  Preferential Collection of Claims Against Issuer.  The
                    ------------------------------------------------
Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

                                  ARTICLE VIII


                       DISCHARGE OF INDENTURE; DEFEASANCE
                       ----------------------------------

     SECTION 8.01.  Legal Defeasance and Covenant Defeasance.
                    ----------------------------------------

     (a) The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.01(b) or 8.01(c) be applied to all outstanding Securities upon compliance with the conditions set forth below in this Article VIII.

     (b) Upon the Issuer's exercise under Section 8.01(a) of the option applicable to this Section 8.01(b), the Issuer and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.02, be deemed to have been discharged from their obligations with respect to all outstanding Securities and any Security Guarantee on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal
                             ----------------
Defeasance means that the Issuer and each Guarantor shall be deemed to have paid and discharged the entire Debt represented by the outstanding Securities and any Security Guarantee, which Securities and Security Guarantees shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.04 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all their other obligations under such Securities, this Indenture and any Registration Rights Agreement (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Article VIII, as more fully set forth in such Article, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due,
(ii) the Issuer's obligations with respect to the Securities under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.09, 7.07 and 7.08, which shall survive until the
Securities have been paid in full (thereafter, the Issuer's obligations in Section 7.07 shall survive), and (iii) this Article VIII. Subject to compliance with this Article VIII, the Issuer may exercise its Legal Defeasance option notwithstanding the prior exercise of its Covenant Defeasance option.

     (c) Upon the Issuer's exercise under Section 8.01(a) of the option applicable to this Section 8.01(c), the Issuer and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.02, be released from their obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08,
4.09, 4.10, 4.11, 4.12, 4.13, 4.14 and 4.15 and 5.01(a)(4) with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall
                         -------------------
thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration of act of Holders (and the consequences of any thereof) in connection with such Sections, but shall continue to be deemed "outstanding" for all the other purposes hereunder (it being understood that such Securities and the related Security Guarantees shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute a Default, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Issuer's exercise of its Covenant Defeasance option, subject to the satisfaction of the conditions set forth in Section 8.02, Sections 6.01(a)(3) (with respect to compliance with Sections 4.02, 4.05, 4.07, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 and 4.15) , 6.01(a)(4), 6.01(a)(5), 6.01(a)(6), 6.01(a)(7) and
6.01(a)(8) (with respect to Subsidiaries of the Issuer only), or Section 6.01(a)(9) (with respect to Subsidiaries of the Issuer only) shall not constitute Events of Default.

     SECTION 8.02.  Conditions to Legal or Covenant Defeasance.  In order to
                    ------------------------------------------
exercise either Legal Defeasance or Covenant Defeasance:

     (a) the Issuer must irrevocably deposit with the Trustee (or another qualifying trustee, collectively for purposes of this Section 8.02 and Section 8.04, the "Trustee"), in trust, for the benefit of the Holders, cash in United
           -------
States dollars, Government Notes, or a combination thereof, in such amounts as will be sufficient (without reinvestment), in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Securities on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Securities are being defeased to maturity or to a particular redemption date;

     (b) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Closing Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (c) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States, reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (d) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

     (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

     (f) the Issuer shall have delivered to the Trustee an Opinion of Counsel, subject to customary assumptions and exclusions, to the effect that after the 91st day following the deposit pursuant to Section 8.02(a), the trust funds will not be part of any "estate" formed by the bankruptcy or reorganization of the Issuer or subject to the "automatic stay" under the Bankruptcy Law, or in the case of a Covenant Defeasance, will be subject to a first priority Lien in favor of the Trustee for the benefit of the Holders;

     (g) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other creditors of the Issuer or the Guarantors, as applicable, or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or the Guarantors, as applicable, or others; and

     (h) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

     SECTION 8.03.  Satisfaction and Discharge of Indenture .  Upon the request
                    ---------------------------------------
of the Issuer, this Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Securities, as expressly provided for herein or pursuant hereto), the Issuer and the Guarantors will be discharged from their obligations under the Securities and the Security Guarantees, and the Trustee, at the expense of the Issuer, will execute proper instruments acknowledging satisfaction and discharge of this Indenture, the Security Guarantees, any Registration Rights Agreement and the Securities when:

     (a) either (i) all the Securities theretofore authenticated and delivered (other than mutilated, destroyed, lost or stolen Securities that have been replaced or paid and Securities that have been subject to defeasance under this
Article VIII) have been delivered to the Trustee for cancellation or (ii) all Securities not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee funds in trust for such purpose in an amount sufficient to pay and discharge the entire Debt on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any, on) and interest on the Securities to the date of such deposit (in the case of Securities that have become due and payable) or to the Stated Maturity or redemption date, as the case may be and any Liquidated Damages thereon;

     (b) the Issuer has paid or caused to be paid all sums payable under this Indenture by the Issuer; and

     (c) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided in this Indenture relating to the satisfaction and discharge of this Indenture, the Security Guarantees, the security agreements relating thereto and the Securities have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 7.07 and, if money shall have been deposited with the Trustee pursuant to clause (a)(ii) of this Section, the obligations of the Trustee and the Paying Agent under Section 8.04 and
Section 2.04 shall survive.

     SECTION 8.04.  Deposited Money and Government Securities to be Held in
                    -------------------------------------------------------
Trust; Other Miscellaneous Provisions.  Subject to Section 8.05, all money and
-------------------------------------
Government Notes (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.02 or 8.03 in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Notes held by it as provided in Section 8.02 or
8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.02(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

     SECTION 8.05.  Repayment to Issuer.  Any money deposited with the Trustee
                    -------------------
or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium or interest on any Security and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being
       --------  -------
required to make any such repayment, may at the expense of the Issuer, cause to be published once, in the New York Times (national edition) and the Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

     SECTION 8.06.  Reinstatement.  If the Trustee or Paying Agent is unable to
                    -------------
apply any United States dollars or Government Notes in accordance with this
Article VIII by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this
Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with this Article VIII; provided, however,
                                                           --------  -------
that, if the Issuer or any Guarantor makes any payment of principal of, premium or interest on any Security following the reinstatement of its obligations, the Issuer or any Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE IX


                                   AMENDMENTS
                                   ----------

     SECTION 9.01.  Without Consent of Holders.  The Issuer, the Guarantors and
                    --------------------------
the Trustee may amend or supplement this Indenture, the Securities or the Security Guarantees without notice to or consent of any Securityholder:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities
                                  --------
are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code);

          (3) to provide for the assumption of the Issuer's or any Guarantor's obligations to Holders of Securities in the case of a merger, consolidation or sale of assets;

          (4) to release any Security Guarantee in accordance with Section 11.02(b);

          (5) to provide for additional Guarantors;

          (6) to make any change that would provide any additional rights or benefits to the Holders of Securities or that, as determined by the Board of Directors of the Issuer in good faith, does not materially adversely affect the legal rights of any such Holder under this Indenture, the Securities or the Security Guarantees;

          (7) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

          (8) to make any change to Article II, Section 4.01 or the Exhibits hereto that applies only to Additional Securities (other than a change relating to other provisions of this Indenture incorporated or referenced in Article II,
Section 4.01 or any such Exhibit).

     After an amendment under this Section becomes effective, the Issuer shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

     SECTION 9.02.  With Consent of Holders.  The Issuer, the Guarantors and the
                    -----------------------
Trustee may amend or supplement this Indenture, the Securities or the Security Guarantees without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), and any existing default or compliance with any provisions of this Indenture, the Securities and the Security Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a purchase of or tender offer or exchange offer for Securities). Notwithstanding the foregoing, without the consent of each Securityholder affected, an amendment or waiver may not (with respect to any Securities held by a non-consenting Holder):

          (1) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of, change the fixed maturity of any Security, reduce any premium payable upon optional redemption of any Security or otherwise alter the provisions with respect to the redemption or repurchase of any Security (other than the provisions of Sections 4.06(a) or (b) or 4.08(b));

          (3) reduce the rate of or change the time for payment of interest on any Security;

          (4) waive a Default in the payment of principal of or premium, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities then outstanding and a waiver of the payment default that resulted from such acceleration);

          (5) make any Security payable in money other than that stated in the Securities;

          (6) impair the rights of holders of Securities to receive payments of principal of or premium, if any, or interest or Liquidated Damages on the Securities; or

          (7) make any change in this Section 9.02.

     It shall not be necessary for the consent of the Holders under this Section
9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     An amendment or waiver under this Section may not make any change that adversely affects the rights under Article XII of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or representative thereof authorized to give a consent) consent to such change.

     After an amendment under this Section becomes effective, the Issuer shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

     SECTION 9.03.  Compliance with Trust Indenture Act.  Every amendment to
                    -----------------------------------
this Indenture or the Securities shall comply with the TIA as then in effect.

     SECTION 9.04.  Revocation and Effect of Consents and Waivers.  A consent to
                    ---------------------------------------------
an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. Except if otherwise specified in such amendment or waiver, an amendment or waiver becomes effective once the requisite number of consents are received by the Issuer or the Trustee.

     The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

     SECTION 9.05.  Notation on or Exchange of Securities.  If an amendment
                    -------------------------------------
changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

     SECTION 9.06.  Trustee to Sign Amendments.  The Trustee shall sign any
                    --------------------------
amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Issuer and the Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

     SECTION 9.07.  Payment for Consent.  Neither the Issuer nor any Affiliate
                    -------------------
of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE X

                                 PLEDGE ACCOUNT
                                 --------------

     SECTION 10.01.  Pledge Agreement.  The Trustee shall establish the Pledge
                     ----------------
Account on or before the Closing Date in connection with the issuance of the Securities. On the Closing Date, the Issuer will deposit in the Pledge Account, for the benefit of the Holders of the Securities, an amount from the net proceeds of the offering of the Securities sufficient to acquire Pledged Securities in an amount as will be sufficient upon receipt of scheduled interest and principal payments on such Pledged Securities to provide payment in full when due of the first six scheduled interest payments due on the Securities.
The Pledged Securities will be acquired and deposited in the Pledge Account on the Closing Date.

     All amounts deposited in the Pledge Account and the Pledged Securities will be pledged by the Issuer to the Trustee for the benefit of the Holders of the Securities pursuant to the Pledge Agreement. Pursuant to the Pledge Agreement, immediately prior to an interest payment date for the Securities as provided in the Securities, the Issuer shall direct the Trustee to release from the Pledge Account proceeds sufficient to pay interest then due on the Securities. The Pledged Securities and Pledge Account also secure the repayment of the principal amount and premium on the Securities.

     Each Holder, by its acceptance of a Security, consents and agrees to the terms of the Pledge Agreement (including, without limitation, the provisions providing for foreclosure and release of the Pledged Securities) as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Trustee to enter into the Pledge Agreement and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith. The Issuer shall do or cause to be done all such acts and things as may be necessary or as may be required by the provisions of the Pledge Agreement, to assure and confirm to the Trustee the security interest in the Pledged Securities contemplated hereby, by the Pledge Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured by the Pledge Agreement, according to the intent and purposes herein expressed.
The Issuer shall take, or shall cause to be taken, upon request of the Trustee, any and all actions reasonably required to cause the Pledge Agreement to create and maintain (to the maximum extent permitted by law), as security for the obligations of the Issuer under this Indenture and the Securities, valid and enforceable first priority liens in and on all the Pledged Securities, in favor of the Trustee, superior to and prior to the rights of third persons and subject to no other Liens.

     The release of any Pledged Securities pursuant to the Pledge Agreement will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Pledged Securities are released pursuant to this Indenture and the Pledge Agreement. To the extent applicable, the Issuer shall cause TIA Section 314(d) relating to the release of property or securities from the Lien and security interest of the Pledge Agreement and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Pledge Agreement to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Issuer, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be selected by the Issuer.

     The Issuer shall cause TIA Section 314(b), relating to opinions of counsel regarding the Lien under the Pledge Agreement, to be complied with. The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such instruments.

     The Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Pledge Agreement and
(ii) collect and receive any and all amounts payable in respect of the obligations of the Issuer thereunder. The Trustee shall have power to institute and to maintain such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Pledged Securities.

                                   ARTICLE XI


                              SECURITY GUARANTEES
                              -------------------

     SECTION 11.01.  Security Guarantees.
                     -------------------

     (a) Each Guarantor hereby jointly and severally unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment of principal of, premium, if any, and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, subject to any applicable grace period, and all other monetary obligations of the Issuer under this Indenture (including obligations to the Trustee) and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer, whether for expenses, indemnification or otherwise under this Indenture and the Securities (all of the foregoing being hereinafter collectively called the "Guaranteed
                                                                 ----------
Obligations").  Each Guarantor further agrees that the Guaranteed Obligations
-----------
may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article XI notwithstanding any extension or renewal of any Guaranteed Obligation.

     (b) Each Guarantor waives presentation to, demand of, payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of any Guaranteed Obligations; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed

Obligations; or (g) any change in the ownership of such Guarantor, except as provided in Section 11.02(b).

     (c) Each Guarantor further agrees that its Security Guarantee herein constitutes a Guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

     (d) Each Guarantor further agrees that its Security Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

     (e) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or premium, if any, or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest or premium, if any, on such Guaranteed Obligations (but only to the extent not prohibited by law) and
(iii) all other monetary Guaranteed Obligations of the Issuer to the Holders and the Trustee.

     (f) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of any Security Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in
Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

     (g) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section.

     SECTION 11.02.  Limitation on Liability; Release.
                     --------------------------------

     (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be guaranteed (after giving effect to all its Guarantees of Debt under the Existing Credit Facilities) without rendering this Indenture, as it relates to any Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     (b) This Guarantee as to any Guarantor shall terminate and be of no further force or effect, and any such Guarantor shall be irrevocably released and relieved of any obligations under its Security Guarantee and this Indenture, upon (i) the designation (in accordance with the provisions of this Indenture) of such Guarantor as an Unrestricted Subsidiary, (ii) the sale or other disposition of all of the assets of such Guarantor in accordance with the terms of this Indenture, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor then held by the Issuer and its Restricted Subsidiaries, (iii) the sale or other disposition of Capital Stock of any Guarantor if as a result of such disposition, such Person ceases to be a Subsidiary of the Issuer, or (iv) the release of such Subsidiary Guarantor from its guarantee and all other obligations under all Credit Facilities incurred under Section 4.03(b)(i), provided, in the case of clause
(ii) or (iii) that such portion of the Net Proceeds as is applied on or before the date of such release, is applied in accordance with Section 4.06 (to the extent applicable). If the Security Guarantee of any Guarantor terminates pursuant to the foregoing provisions, such Person shall irrevocably cease to be a Subsidiary, a Guarantor or otherwise a party to this Indenture and, upon request by the Issuer, the Trustee shall execute appropriate instruments acknowledging such irrevocably termination and the irrevocable release of such Person from its obligations hereunder. It is expressly acknowledged that the application of the Net Proceeds of any such sale or other disposition referred to in clause (ii) or (iii) of the first sentence of this subsection (b) in accordance with Section 4.06 following the date of such release shall not be a condition precedent to such release and any failure to make such application as required by such Section 4.06 shall not cause the revocation of any such release (it being understood that such failure shall constitute a Default or Event of Default, as applicable).

     SECTION 11.03.  Successors and Assigns.  This Article XI shall be binding
                     ----------------------
upon each Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

     SECTION 11.04.  No Waiver.  Neither a failure nor a delay on the part of
                     ---------
either the Trustee or the Holders in exercising any right, power or privilege under this Article XI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XI at law, in equity, by statute or otherwise.

     SECTION 11.05.  Modification.  No modification, amendment or waiver of any
                     ------------
provision of this Article XI, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                                  ARTICLE XII


                    SUBORDINATION OF THE SECURITY GUARANTEES
                    ----------------------------------------

     SECTION 12.01.  Agreement To Subordinate .  Each Guarantor agrees, and each
                     ------------------------
Securityholder by accepting a Security agrees, that such Guarantor's obligations under its Security Guarantee are subordinated in right of payment, to the extent and in the manner provided in this Article XII, to the prior payment in full in cash or Cash Equivalents of all existing and future Senior Debt of such Guarantor and that the subordination is for the benefit of and enforceable by the holders of Senior Debt of such Guarantor. The obligations of a Guarantor under this Article XII shall in all respects rank pari passu with all other Pari
                                                  ---- -----
Passu Debt of such Guarantor, and only Debt of such Guarantor that is Senior Debt shall rank senior to the obligations of such Guarantor in this Article XII in accordance with the provisions set forth herein.

     SECTION 12.02.  Liquidation, Dissolution, Bankruptcy.  Upon any payment or
                     ------------------------------------
distribution to creditors of any Guarantor in a liquidation or dissolution of the Issuer or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to any Guarantor or its property, an assignment for the benefit of creditors or any marshaling of any Guarantor's assets and liabilities, the holders of Senior Debt of such Guarantor will be entitled to receive payment in full, in cash or Cash Equivalents, of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not allowed or allowable in such proceeding) before the Holders of Securities will be entitled to receive any payment with respect to the Securities, and until all Obligations with respect to Senior Debt of such Guarantor are paid in full, in cash or Cash Equivalents, any payment or distribution to which the Holders of Securities would be entitled shall be made to the holders of Senior Debt, except that Holders of Securities may receive and retain:

          (1) Permitted Junior Securities; and

          (2) payments made from the trust described under Article VIII so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Securities without violating the provisions of this Article XII).

     SECTION 12.03.  Default on Senior Debt of a Guarantor.
                     -------------------------------------

     (a) A Guarantor may not make any payment or distribution upon or in respect of its Security Guarantee (except from the trust described under Article VIII) if:

          (1) a default in the payment of any Obligations with respect to Designated Senior Debt of such Guarantor occurs and is continuing beyond any applicable grace period (a "payment default") or any other default on any such
                            ---------------
Designated Senior Debt occurs and the maturity of such Designated Senior Debt is accelerated in accordance with its terms; or

          (2) a default, other than a payment default, occurs and is continuing with respect to Designated Senior Debt of such Guarantor (a "non-payment
                                                             -----------
default") that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and, in the case of this clause (2) only, the Trustee receives a notice of such default (a "Payment Blockage
                                                        ----------------
Notice") from such Guarantor, a Representative for, or the holders of a majority of the outstanding principal amount of, any issue of Designated Senior Debt of such Guarantor.

     (b) Payments on such Security Guarantee may and shall be resumed:

          (1) in the case of a payment default, upon the date on which such default is cured or waived and, in the case of any such Designated Senior Debt that has been accelerated, such acceleration has been rescinded; and

          (2) in case of a non-payment default, the earlier of the date on which such non-payment default is cured or waived and 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any such Designated Senior Debt has been accelerated.

     (c) No new period of payment blockage may be commenced on account of any non-payment default unless and until 360 days have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice. No non-payment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

     SECTION 12.04.  Demand for Payment.  If payment of the Securities is
                     ------------------
accelerated because of an Event of Default and a demand for payment is made on a Guarantor pursuant to Article XI, the Trustee shall promptly notify the Issuer, and the Issuer shall promptly (and in no event more than five Business Days after receipt of such notice) notify the Representative of the lenders under the Existing Credit Facilities of the acceleration.

     SECTION 12.05.  When Distribution Must Be Paid Over.
                     -----------------------------------

     (a) If the Trustee, any Paying Agent or any Holder receives a payment in respect of the Security Guarantee of any Guarantor (except in Permitted Junior Securities or from the trust described under Article VIII) when:

          (1) the payment is prohibited by this Article XII; and

          (2) the Trustee, Paying Agent or the Holder has actual knowledge that the payment is prohibited;

     the Trustee, Paying Agent or Holder, as the case may be, shall hold the payment in trust for the benefit of the holders of Senior Debt of such Guarantor. Upon the proper written request of the holders of such Senior Debt, the Trustee, Paying Agent or Holder, as the case may be, shall deliver the amounts in trust to the holders of such Senior Debt or their proper Representative.

     (b) Notwithstanding the foregoing, the Trustee or Paying Agent may continue to make payments on such Security Guarantee and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than three Business Days prior to the date of such payment, a Trust Officer of the Trustee or Paying Agent receives written notice satisfactory to it that payments may not be made under this Article XII. The Issuer, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Debt of such Guarantor may give the notice; provided, however,
                                                             --------  -------
that, if an issue of Senior Debt of such Guarantor has a Representative, only the Representative may give the notice. The Trustee or Paying Agent shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt of any Guarantor (or a Representative of such holder) to establish that such notice has been given by a holder of such Senior Debt of such Guarantor or a Representative thereof.

     SECTION 12.06.  Subrogation.  If and when all Senior Debt of a Guarantor is
                     -----------
paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Debt of such Guarantor to receive distributions applicable to Senior Debt of such Guarantor. A distribution made under this Article XII to holders of Senior Debt of such Guarantor which otherwise would have been made to Securityholders is not, as between such Guarantor and Securityholders, a payment by such Guarantor on Senior Debt of such Guarantor.

     SECTION 12.07.  Relative Rights.  This Article XII defines the relative
                     ---------------
rights of Securityholders and holders of Senior Debt of a Guarantor. Nothing in this Indenture shall:

          (1) impair, as between a Guarantor and Securityholders, the obligation of a Guarantor which is absolute and unconditional, to pay its Obligations under its Security Guarantee to the extent set forth in Article XI; or

          (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a default by a Guarantor under its Obligations under its Security Guarantee, subject to the rights of holders of Senior Debt of such Guarantor to receive distributions otherwise payable to Securityholders.

     SECTION 12.08.  Subordination May Not Be Impaired by a Guarantor.  No right
                     ------------------------------------------------
of any holder of Senior Debt of a Guarantor to enforce the subordination of the Obligations under the Security Guarantee of such Guarantor shall be impaired by any act or failure to act by such Guarantor or by its failure to comply with this Indenture.

     SECTION 12.09.  Rights of Trustee and Paying Agent.  The Trustee (or any
                     ----------------------------------
authenticating agent hereunder) in its individual or any other capacity may hold Senior Debt of any Guarantor with the same rights it would have if it were not Trustee (or authenticating agent hereunder). The Registrar and any co-registrar and any Paying Agent may do the same with like rights. The Trustee (and any authenticating agent hereunder), the Registrar, any co-registrar and any Paying Agent shall be entitled to all the rights set forth in this Article XII with respect to any Senior Debt of any Guarantor which may at any time be held by them, to the same extent as any other holder of Senior Debt of such Guarantor; and nothing in Article VII shall deprive the Trustee (or any authenticating agent hereunder) or any such other Person of any of its rights as such holder. Nothing in this Article XII shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

     SECTION 12.10.  Distribution or Notice to Representative.  Whenever a
                     ----------------------------------------
distribution is to be made or a notice given to holders of Senior Debt of a Guarantor, the distribution may be made and the notice given to their Representative (if any).

     SECTION 12.11.  Article XII Not to Prevent Events of Default or Limit Right
                     -----------------------------------------------------------
to Accelerate .  The failure of a Guarantor to make a payment on any of its
-------------
Obligations under its Security Guarantee by reason of any provision in this
Article XII shall not be construed as preventing the occurrence of a default by such Guarantor under its Security Guarantee. Nothing in this Article XII shall have any effect on the right of the Securityholders or the Trustee to make a demand for payment on a Guarantor pursuant to this Article XII.

     SECTION 12.12.  Trust Moneys Not Subordinated.  Notwithstanding anything
                     -----------------------------
contained herein to the contrary, payments from money or the proceeds of Government Notes held in trust under Article VIII by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Debt of any Guarantor or subject to the restrictions set forth in this Article XII, and none of the Securityholders shall be obligated to pay over any such amount to the Issuer or any holder of Senior Debt of any Guarantor or any other creditor of the Issuer.

     SECTION 12.13.  Trustee Entitled To Rely.  Upon any payment or distribution
                     ------------------------
pursuant to this Article XII, the Trustee, any Paying Agent and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Debt of a Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt of a Guarantor and other Debt of a Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII. In the event that the Trustee or Paying Agent determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt of a Guarantor to participate in any payment or distribution pursuant to this Article XII, the Trustee or Paying Agent may request such Person to furnish evidence to the reasonable satisfaction of the Trustee or Paying Agent as to the amount of Senior Debt of such Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article XII, and, if such evidence is not furnished, the Trustee or Paying Agent may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee or Paying Agent pursuant to this Article XII.

     SECTION 12.14.  Trustee To Effectuate Subordination.  Each Securityholder
                     -----------------------------------
by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Debt of each of the Guarantors as provided in this Article XII and appoints the Trustee as attorney-in-fact for any and all such purposes.

     SECTION 12.15.  Trustee Not Fiduciary for Holders of Senior Debt of a
                     -----------------------------------------------------
Guarantor.  With respect to the holders of Senior Debt of the Guarantors, the
---------
Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XII. The Trustee or Paying Agent shall not be deemed to owe any fiduciary or other duty to the holders of Senior Debt of a Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the relevant Guarantor or any other Person, money or assets to which any holders of Senior Debt of such Guarantor shall be entitled by virtue of this Article XII or otherwise.

     SECTION 12.16.  Reliance by Holders of Senior Debt of a Guarantor on
                     ----------------------------------------------------
Subordination Provisions.  Each Securityholder by accepting a Security
------------------------
acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of a Guarantor, whether such Senior Debt was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

     SECTION 12.17.  Trustee's Compensation Not Prejudiced.  Nothing in this
                     -------------------------------------
Article shall apply to amounts due to the Trustee pursuant to other sections of this Indenture.

                                  ARTICLE XIII


                                 MISCELLANEOUS
                                 -------------

     SECTION 13.01.  Trust Indenture Act Controls.  If any provision of this
                     ----------------------------
Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

     SECTION 13.02.  Notices.  Any notice or communication shall be in writing
                     -------
and delivered in person or mailed by first-class mail addressed as follows:

          if to the Issuer:

          IWO Holdings, Inc.
          319 Great Oaks Boulevard
          Albany, New York 12203
          Fax No.
          Attention:

          with copies to:


          Investcorp International Inc.
          280 Park Avenue
          New York, NY 10017
          Fax No. (212) 983-7073
          Attention:  Mamoun Askari

          Gibson, Dunn & Crutcher, LLP
          200 Park Avenue
          New York, NY 10166
          Attention: Joerg H. Esdorn, Esq.

          if to the Trustee:

          Firstar Bank, N.A.

          101 East 5th Street
          St. Paul, MN 55101
          Fax No. (651) 229-6415
          Attention:  Frank Leslie

     The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Securityholder shall be made in compliance with Section 313(c) of the TIA and mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.
If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 13.03.  Communication by Holders with Other Holders.
                     -------------------------------------------
Securityholders may communicate pursuant to TIA (S) 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuer, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

     SECTION 13.04.  Certificate and Opinion as to Conditions Precedent.  Upon
                     --------------------------------------------------
any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, at the request of the Trustee the Issuer shall furnish to the Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     To the extent applicable, the Issuer shall comply with Section 314(c)(3) of the TIA.

     SECTION 13.05.  Statements Required in Certificate or Opinion.  Each
                     ---------------------------------------------
certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

          (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

     SECTION 13.06.  When Securities Disregarded.  In determining whether the
                     ---------------------------
Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

     SECTION 13.07.  Rules by Trustee, Paying Agent and Registrar.  The Trustee
                     --------------------------------------------
may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

     SECTION 13.08.  Legal Holidays.  A "Legal Holiday" is a Saturday, a Sunday
                     --------------      -------------
or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

     SECTION 13.09.  GOVERNING LAW.  THIS INDENTURE AND THE SECURITIES SHALL BE
                     -------------
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE

EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     SECTION 13.10.  No Recourse Against Others.  A director, officer,
                     --------------------------
incorporator, employee, stockholder or Affiliate as such, of the Issuer or any Guarantor shall not have any liability for any obligations of the Issuer or any Guarantor under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

     SECTION 13.11.  Successors.  All agreements of the Issuer and each
                     ----------
Guarantor in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 13.12.  Multiple Originals.  The parties may sign any number of
                     ------------------
copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     SECTION 13.13.  Table of Contents; Headings.  The table of contents, cross-
                     ---------------------------
reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     SECTION 13.14.  Severability.  In case any one or more of the provisions in
                     ------------
this Indenture, in the Securities or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

     SECTION 13.15.  No Adverse Interpretation of Other Agreements.  This
                     ---------------------------------------------
Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.
                              IWO HOLDINGS, INC.,


                              By:  /s/ Steven M. Nielsen
                                   ---------------------
                                   Name:  Steven M. Nielsen
                                   Title:  Chief Executive Officer


                              INDEPENDENT WIRELESS ONE CORPORATION

                              By:  /s/ Steven M. Nielsen
                                   ---------------------
                                   Name:  Steven M. Nielsen
                                   Title:  Chief Executive Officer

                              FIRSTAR BANK, N.A.

                              By:  /s/ Frank P. Leslie III
                                   -----------------------
                                   Name:  Frank P. Leslie III
                                   Title:  Vice President

                                                                       EXHIBIT A

                       [FORM OF FACE OF INITIAL SECURITY]


                           [GLOBAL SECURITIES LEGEND]

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                         [RESTRICTED SECURITIES LEGEND]

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, (B) THE HOLDER MUST, PRIOR TO CERTAIN TRANSFERS OF THIS SECURITY, FURNISH TO THE ISSUER OR ITS AGENTS SUCH CERTIFICATES, LEGAL OPINIONS AND OTHER INFORMATION AS MAY BE REASONABLY REQUESTED, AND ( C) THE HOLDER WILL, AND EACH SUBSEQUENT

                                   Exhibit A
                                   ---------

HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) AND (B) ABOVE.



                               IWO HOLDINGS, INC.

                            14% SENIOR NOTE DUE 2011

No. ___                                                            CUSIP No.

                                                                  $__________

     IWO Holdings, Inc., a Delaware corporation (the "Issuer"), promises to pay to _______________, or its registered assigns, the principal sum of ___________ in U.S. Dollars on January 15, 2011.

     Interest Payment Dates:                    January 15 and July 15

     Record Dates:                              January 1 and July 1

     Additional provisions of this Security are set forth on the other side of this Security.



                              IWO HOLDINGS, INC.,

                              By:
                                 -------------------------------
                                 Name:
                                 Title:
Dated:

TRUSTEE'S CERTIFICATE OF
    AUTHENTICATION

Firstar Bank, N.A.
as Trustee, certifies that
this is one of the Securities                                         [Seal]
referred to in the Indenture,

By:
     -------------------------------
        Authorized Signatory

                                   Exhibit A
                                   ---------

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                            14% Senior Note due 2011

1.   Interest
     --------

     IWO Holdings, Inc., a Delaware corporation (the "Issuer"), promises to pay interest on the principal amount of this Security at the rate per annum shown above and shall pay Liquidated Damages, if any, payable pursuant to the relevant Registration Rights Agreement.

     The Issuer will pay interest (including Liquidated Damages, if any) semi-annually in arrears on January 15 and July 15 of each year commencing on July 15, 2001. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date with respect to this Security. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.   Method of Payment
     -----------------

     The Issuer will pay interest (except defaulted interest but including Liquidated Damages, if any) on the Securities to the Persons who are registered holders of Securities at the close of business on the January 1 or July 1 immediately preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Issuer may pay principal and interest by check payable in such money or by wire transfer of federal funds.

3.   Paying Agent and Registrar
     --------------------------

     Initially, Firstar Bank, N.A. (the "Trustee") will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice to the Holders. The Issuer or any domestically organized Wholly Owned Restricted Subsidiary may act as Paying Agent, Registrar or co-registrar.

4.   Indenture
     ---------

     The Issuer issued the Securities under an Indenture dated as of February 2, 2001 (the "Indenture"), among the Issuer, the Initial Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

     Subject to the conditions set forth in the Indenture, the Issuer may issue Additional Securities in an unlimited principal amount. This Security is one of the Initial Securities referred to in the Indenture. The Securities include the Initial Securities, the Additional Securities

                                   Exhibit A
                                   ---------
and any Exchange Securities and Private Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities, the Additional Securities, the Exchange Securities and the Private Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the incurrence of Debt by the Issuer and its Restricted Subsidiaries; the payment of dividends and other payments by the Issuer and its Restricted Subsidiaries; Investments; sales of assets of the Issuer and Restricted Subsidiaries; certain transactions with Affiliates; the lines of business in which the Issuer and its Restricted Subsidiaries may operate; Liens; and consolidations, mergers and transfers of all or substantially all of the Issuer's or a Guarantor's assets. In addition, the Indenture prohibits certain restrictions on distributions from Restricted Subsidiaries.

     The Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5.   Optional Redemption
     -------------------

          Except as set forth in the next two paragraphs, the Securities may not be redeemed at the Issuer's option prior to January 15, 2006. Thereafter, the Securities will be subject to redemption at any time at the option of the Issuer, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon (including Liquidated Damages, if any) to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on January 15, 2006 of the years indicated below:

                                                     Redemption
     Year                                            Price
     ----                                            ----------
     2006                                            107.000%
     2007                                            104.667%
     2008                                            102.333%
     2009 and thereafter                             100.000%

     In addition, at any time and from time to time, prior to January 15, 2004, the Issuer may redeem Securities in an aggregate principal amount of up to 35% of the aggregate principal amount of Initial Securities issued under the Indenture at a redemption price of 114% of the principal amount thereof, plus accrued and unpaid interest thereon (including Liquidated Damages, if any) to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of an underwritten registered public offering by the Issuer of its common stock; provided that Securities in an aggregate principal amount of at
              --------
least 65% of the aggregate principal amount of Initial Securities issued under the Indenture remain outstanding immediately after the occurrence of any such redemption; and provided further, that such redemption shall occur within 90
                -------- -------
days of the date of the closing of such public offering.

                                   Exhibit A
                                   ---------

     At any time on or prior to January 15, 2006 the Securities may be redeemed as a whole but not in part at the option of the Issuer upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event may any such redemption occur more than 120 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest (including Liquidated Damages, if any) to the redemption date, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date.

6.   Notices of Redemption
     ---------------------

     Notices of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address all in accordance with the Indenture. If less than all of the Securities are to be redeemed at any time, selection of Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and
--- ----
appropriate; provided that no Securities of $1,000 or less shall be redeemed in
             --------
part; provided further, however, that if a partial redemption is made with the
      -------- -------  -------
proceeds of a public offering of common stock, selection of the Securities or portions thereof for redemption shall be made by the Trustee on a pro rata basis
                                                                  --------
only or on as nearly a pro rata basis as is practicable (subject to any
                       --------
procedures of the Depositary), unless such method is otherwise prohibited. If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption.

7.   Repurchase at the Option of the Holder
     --------------------------------------

     Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions set forth in the Indenture, to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of the Securities of such Holder at a purchase price equal to 101% of the aggregate principal amount of the Securities to be repurchased plus accrued and unpaid interest thereon (including Liquidated Damages, if any) to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of repurchase) as provided in, and subject to the terms of, the Indenture.

8.   Subordination of Security Guarantees
     ------------------------------------

     The Security Guarantees are subordinated to Senior Debt of the Guarantors, as defined in the Indenture. To the extent provided in the Indenture, Senior Debt of the Guarantors must be paid before the Security Guarantees may be paid. The Guarantors agree, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

                                   Exhibit A
                                   ---------

9.   Denominations; Transfer; Exchange
     ---------------------------------

     The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

10.  Persons Deemed Owners
     ---------------------

     The registered Holder of this Security may be treated as the owner of it for all purposes.

11.  Unclaimed Money
     ---------------

     If money for the payment of principal or interest remains unclaimed for two years, the Paying Agent shall pay the money back to the Issuer at its request, or if then held by the Issuer or a Wholly Owned Restricted Subsidiary, shall be discharged from such trust (unless an abandoned property law designates another Person for payment thereof). After any such payment, Holders entitled to the money must look only to the Issuer for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Issuer or such permitted Wholly Owned Restricted Subsidiary as trustee thereof, shall thereupon cease.

12.  Discharge and Defeasance
     ------------------------

     Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Indenture, the Security Guarantees, any Registration Rights Agreement and the Securities if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.  Amendment, Waiver
     -----------------

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Securities or the Security Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any existing default or noncompliance with any provision of the Indenture, the Securities or the Security Guarantees (other than payment of principal, premium, if any, and interest) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Issuer and the Trustee may amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code), to provide for the assumption of

                                   Exhibit A
                                   ---------
the Issuer's or any Guarantor's obligations to Holders of Securities in the case of a merger, consolidation or sale of assets, to release any Security Guarantee in accordance with the provisions of the Indenture, to provide for additional Guarantors, to make any change that would provide any additional rights or benefits to the Holders of Securities or that, as determined by the Board of Directors of the Issuer in good faith, does not materially adversely affect the legal rights of any such Holder under the Indenture, the Securities or the Security Guarantees, to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA or to provide for the issuance of Additional Securities in compliance with Article II and Section
4.03 of the Indenture.

14.  Defaults and Remedies
     ---------------------

     Under the Indenture, an Event of Default occurs if there is: (i) prior to January 15, 2004, a default in the payment when due and, following January 15, 2004, a default for 30 days in the payment when due, of interest on, or Liquidated Damages with respect to, the Securities (whether or not prohibited by Article XII in the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Securities (including the failure to make a payment to purchase Securities tendered pursuant to a Change of Control Offer or an Asset Sale Offer) (whether or not prohibited by Article XII in the Indenture); (iii) failure by the Issuer for 60 days after receipt of notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities specifying such failure to comply with any of its other agreements in the Indenture or the Securities; (iv) the failure by the Issuer or any Restricted Subsidiary that is a Significant Subsidiary to pay any Debt within any applicable grace period after final maturity or acceleration by the holders thereof because of a default if the total amount of all such Debt unpaid or accelerated at the time exceeds $7.5 million; (v) any judgment or decree for the payment of money in excess of $7.5 million (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) is entered against the Issuer or any Significant Subsidiary that is a Restricted Subsidiary and is not discharged, waived or stayed and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 90 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed; (vi) any Security Guarantee by a Guarantor that is a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or, except as permitted by the Indenture, shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Security Guarantee; (vii) certain events of bankruptcy or insolvency with respect to the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary; or (viii) (a) if no Credit Facility is in existence, any event occurs that results in an Event of Termination under any of the Sprint Agreements, which Event of Termination has not been waived, or (b) if any Credit Facility is in existence, Sprint shall have commenced to exercise any remedy under the Sprint Agreements (other than pursuant to Section 11.6.3 of the Management Agreement) by reason of the occurrence of an Event of Termination.

     Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a

                                   Exhibit A
                                   ---------
majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal, premium, if any, or interest) if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interest of the Holders.

15.  Trustee Dealings with the Issuer
     --------------------------------

     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

16.  No Personal Liability of Directors, Officers, Employees and Stockholders
     ------------------------------------------------------------------------

     No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of any of the Guarantors, as such, shall have any liability for any obligations of the Guarantors under the Security Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Securities and Security Guarantees by accepting a Security and a Security Guarantee waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Securities and the Security Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

17.  Governing Law
     -------------

     THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

18.  Authentication
     --------------

     This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.  Abbreviations
     -------------

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint

                                   Exhibit A
                                   ---------
tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.  CUSIP Numbers
     -------------

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuer has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Issuer will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                               IWO Holdings, Inc.
                            319 Great Oaks Boulevard
                             Albany, New York 12203
                             Attention of Secretary

                                   Exhibit A
                                   ---------

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

______________________________

 (Print or type assignee's name, address and zip code)

______________________________

 (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint ___________________ agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Date:  ________________ Your Signature:  _____________________

Signature Guarantee:_______________________________________

                  (Signature must be guaranteed by a
                  participant in a recognized signature
                  guarantee medallion program)

____________________________________________________________

Sign exactly as your name appears on the other side of this Security.

                                   Exhibit A
                                   ---------

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED
                                   SECURITIES

Reference is hereby made to that certain Indenture dated February 2, 2001 (the "Indenture") between IWO Holdings, Inc., as Issuer (the "Issuer"), the Initial Guarantors (as defined therein) and Firstar Bank, N.A., as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.


This certificate relates to $_________ principal amount of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

[_] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

[_] has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

     In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the periods referred to in Rule 144(k) under the Securities Act of 1933, as amended, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW:

     (1)   [_]   to the Issuer or any of its subsidiaries; or

     (2)   [_]   pursuant to an effective registration statement under the
           Securities Act of 1933, as amended; or

     (3)   [_]   inside the United States to a "qualified institutional buyer"
           (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act of 1933, as amended, in each case pursuant to and in compliance with Rule 144A thereunder; or

     (4)   [_]   outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933, as amended, in compliance with Rule 904 thereunder; or

     (5)   [_]   pursuant to another available exemption from registration
           provided by Rule 144 under the Securities Act of 1933, as amended; or

                                   Exhibit A
                                   ---------

     (6)   [_]   in accordance with another exemption from the registration requirements of the Securities Act of 1933, as amended.

     Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box
                                               --------  -------
     (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 thereunder.

                                         ________________________
                                                   Signature
Signature Guarantee:________________
      (Signature must be guaranteed by a
      participant in a recognized signature
      guarantee medallion program)

             TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:  ________________                   ______________________________
                                           NOTICE:  To be executed by
                                                    an executive officer

                                   Exhibit A
                                   ---------

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

  The following increases or decreases in this Global Security have been made:

Date of                Amount of           Amount of        Principal amount      Signature of
Exchange              decrease in         increase in        of this Global        authorized
                   Principal  Amount    Principal Amount        Security          signatory of
                     of this Global      of this Global      following such        Trustee or
                        Security            Security          decrease or          Securities
                                                                increase           Custodian



                                   Exhibit A
                                   ---------

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.06 or 4.08 of the Indenture, check the box:


     [_]  4.06 Asset Sale  [_]  4.08 Change of Control

     If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.06 or 4.08 of the Indenture, state the amount:
$__________.


Date:  __________________  Your Signature:  __________________
                           (Sign exactly as your name appears
                           on the other side of the Security)

                              __________________
                              Tax I.D. number

Signature Guarantee:_______________________________________
                    (Signature must be guaranteed by a
                    participant in a recognized signature
                    guarantee medallion program)


                                   Exhibit A
                                   ---------

                                   Exhibit B
                                   ---------

                                                                      EXHIBIT  B

         [FORM OF FACE OF EXCHANGE OR PERMANENT REGULATION S SECURITY]

                           [Global Securities Legend]

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. /1/


                               IWO HOLDINGS, INC.

                            14% SENIOR NOTE DUE 2011

No. ___                                                            CUSIP No.
                                                                  $__________

     IWO Holdings, Inc., a Delaware corporation (the "Issuer"), promises to pay to _______________, or its registered assigns, the principal sum of ___________ in U.S. Dollars on January 15, 2011.

        Interest Payment Dates:                 January 15 and July 15

_________________________________





/1/ This paragraph should only be added if the Security is issued in global form

                                   Exhibit B
                                   ---------

        Record Dates:                           January 1 and July 1

     Additional provisions of this Security are set forth on the other side of this Security.



                                      IWO HOLDINGS, INC.,


                                      By:
                                         -------------------------------
                                         Name:
                                         Title:
Dated:

TRUSTEE'S CERTIFICATE OF
    AUTHENTICATION

Firstar Bank, N.A.
as Trustee, certifies that
this is one of the Securities         [Seal]
referred to in the Indenture,

By:  _________________________
        Authorized Signatory

                                   Exhibit B
                                   ---------

     [FORM OF REVERSE SIDE OF EXCHANGE OR PERMANENT REGULATION S SECURITY]

                            14% Senior Note due 2011

1.   Interest
     --------

     IWO Holdings, Inc., a Delaware corporation (the "Issuer"), promises to pay interest on the principal amount of this Security at the rate per annum shown above and shall pay Liquidated Damages, if any, payable pursuant to the relevant Registration Rights Agreement.

     The Issuer will pay interest (including Liquidated Damages, if any) semi-annually in arrears on January 15 and July 15 of each year commencing on July 15, 2001. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date with respect to this Security. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.   Method of Payment
     -----------------

     The Issuer will pay interest (except defaulted interest but including Liquidated Damages, if any) on the Securities to the Persons who are registered holders of Securities at the close of business on the January 1 or July 1 immediately preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Issuer may pay principal and interest by check payable in such money or by wire transfer of federal funds.

3.   Paying Agent and Registrar
     --------------------------

     Initially, Firstar Bank, N.A. (the "Trustee") will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice to the Holders. The Issuer or any domestically organized Wholly Owned Restricted Subsidiary may act as Paying Agent, Registrar or co-registrar.

4.   Indenture
     ---------

     The Issuer issued the Securities under an Indenture dated as of February 2, 2001 (the "Indenture"), among the Issuer, the Initial Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

     Subject to the conditions set forth in the Indenture, the Issuer may issue Additional Securities in an unlimited principal amount. This Security is one of the Initial Securities referred

                                   Exhibit B
                                   ---------
to in the Indenture. The Securities include the Initial Securities, the Additional Securities and any Exchange Securities and Private Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities, the Additional Securities, the Exchange Securities and the Private Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the incurrence of Debt by the Issuer and its Restricted Subsidiaries; the payment of dividends and other payments by the Issuer and its Restricted Subsidiaries; Investments; sales of assets of the Issuer and Restricted Subsidiaries; certain transactions with Affiliates; the lines of business in which the Issuer and its Restricted Subsidiaries may operate; Liens; and consolidations, mergers and transfers of all or substantially all of the Issuer's or a Guarantor's assets. In addition, the Indenture prohibits certain restrictions on distributions from Restricted Subsidiaries.

     The Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5.   Optional Redemption
     -------------------

          Except as set forth in the next two paragraphs, the Securities may not be redeemed at the Issuer's option prior to January 15, 2006. Thereafter, the Securities will be subject to redemption at any time at the option of the Issuer, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon (including Liquidated Damages, if any) to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on January 15, 2006 of the years indicated below:


                                                     Redemption
     Year                                             Price
     ----                                             -----
     2006                                            107.000%
     2007                                            104.667%
     2008                                            102.333%
     2009 and thereafter                             100.000%

     In addition, at any time and from time to time, prior to January 15, 2004, the Issuer may redeem Securities in an aggregate principal amount of up to 35% of the aggregate principal amount of Initial Securities issued under the Indenture at a redemption price of 114% of the principal amount thereof, plus accrued and unpaid interest thereon (including Liquidated Damages, if any) to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of an underwritten registered public offering by the Issuer of its common stock; provided that Securities in an aggregate principal amount of at
              --------
least 65% of the aggregate principal amount of Initial Securities issued under the Indenture remain outstanding immediately after the occurrence of any such redemption; and provided further, that such redemption shall occur within 90
                -------- -------
days of the date of the closing of such public offering.

                                   Exhibit B
                                   ---------

     At any time on or prior to January 15, 2006 the Securities may be redeemed as a whole but not in part at the option of the Issuer upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event may any such redemption occur more than 120 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest (including Liquidated Damages, if any) to the redemption date, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date.

6.   Notices of Redemption
     ---------------------

     Notices of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address all in accordance with the Indenture. If less than all of the Securities are to be redeemed at any time, selection of Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and
--- ----
appropriate; provided that no Securities of $1,000 or less shall be redeemed in
             --------
part; provided further, however, that if a partial redemption is made with the
      -------- -------  -------
proceeds of a public offering of common stock, selection of the Securities or portions thereof for redemption shall be made by the Trustee on a pro rata basis
                                                                  --------
only or on as nearly a pro rata basis as is practicable (subject to any
                       --------
procedures of the Depositary), unless such method is otherwise prohibited. If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption.

7.   Repurchase at the Option of the Holder
     --------------------------------------

     Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions set forth in the Indenture, to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of the Securities of such Holder at a purchase price equal to 101% of the aggregate principal amount of the Securities to be repurchased plus accrued and unpaid interest thereon (including Liquidated Damages, if any) to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of repurchase) as provided in, and subject to the terms of, the Indenture.

8.   Subordination of Security Guarantees
     ------------------------------------

     The Security Guarantees are subordinated to Senior Debt of the Guarantors, as defined in the Indenture. To the extent provided in the Indenture, Senior Debt of the Guarantors must be paid before the Security Guarantees may be paid. The Guarantors agree, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.


                                   Exhibit B
                                   ---------

9.   Denominations; Transfer; Exchange
     ---------------------------------

     The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

10.  Persons Deemed Owners
     ---------------------

     The registered Holder of this Security may be treated as the owner of it for all purposes.

11.  Unclaimed Money
     ---------------

     If money for the payment of principal or interest remains unclaimed for two years, the Paying Agent shall pay the money back to the Issuer at its request, or if then held by the Issuer or a Wholly Owned Restricted Subsidiary, shall be discharged from such trust (unless an abandoned property law designates another Person for payment thereof). After any such payment, Holders entitled to the money must look only to the Issuer for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Issuer or such permitted Wholly Owned Restricted Subsidiary as trustee thereof, shall thereupon cease.

12.  Discharge and Defeasance
     ------------------------

     Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Indenture, the Security Guarantees, any Registration Rights Agreement and the Securities if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.  Amendment, Waiver
     -----------------

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Securities or the Security Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any existing default or noncompliance with any provision of the Indenture, the Securities or the Security Guarantees (other than payment of principal, premium, if any, and interest) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Issuer and the Trustee may amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code), to provide for the assumption of


                                   Exhibit B
                                   ---------
the Issuer's or any Guarantor's obligations to Holders of Securities in the case of a merger, consolidation or sale of assets, to release any Security Guarantee in accordance with the provisions of the Indenture, to provide for additional Guarantors, to make any change that would provide any additional rights or benefits to the Holders of Securities or that, as determined by the Board of Directors of the Issuer in good faith, does not materially adversely affect the legal rights of any such Holder under the Indenture, the Securities or the Security Guarantees, to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA or to provide for the issuance of Additional Securities in compliance with Article II and Section
4.03 of the Indenture.

14.  Defaults and Remedies
     ---------------------

     Under the Indenture, an Event of Default occurs if there is: (i) prior to January 15, 2004, a default in the payment when due and, following January 15, 2004, a default for 30 days in the payment when due, of interest on, or Liquidated Damages with respect to, the Securities (whether or not prohibited by Article XII in the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Securities (including the failure to make a payment to purchase Securities tendered pursuant to a Change of Control Offer or an Asset Sale Offer) (whether or not prohibited by Article XII in the Indenture); (iii) failure by the Issuer for 60 days after receipt of notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities specifying such failure to comply with any of its other agreements in the Indenture or the Securities; (iv) the failure by the Issuer or any Restricted Subsidiary that is a Significant Subsidiary to pay any Debt within any applicable grace period after final maturity or acceleration by the holders thereof because of a default if the total amount of all such Debt unpaid or accelerated at the time exceeds $7.5 million; (v) any judgment or decree for the payment of money in excess of $7.5 million (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) is entered against the Issuer or any Significant Subsidiary that is a Restricted Subsidiary and is not discharged, waived or stayed and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 90 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed; (vi) any Security Guarantee by a Guarantor that is a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or, except as permitted by the Indenture, shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Security Guarantee; (vii) certain events of bankruptcy or insolvency with respect to the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary; or (viii) (a) if no Credit Facility is in existence, any event occurs that results in an Event of Termination under any of the Sprint Agreements, which Event of Termination has not been waived, or (b) if any Credit Facility is in existence, Sprint shall have commenced to exercise any remedy under the Sprint Agreements (other than pursuant to Section 11.6.3 of the Management Agreement) by reason of the occurrence of an Event of Termination.

     Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a


                                   Exhibit B
                                   ---------
majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal, premium, if any, or interest) if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interest of the Holders.

15.  Trustee Dealings with the Issuer
     --------------------------------

     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

16.  No Personal Liability of Directors, Officers, Employees and Stockholders
     ------------------------------------------------------------------------

     No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of any of the Guarantors, as such, shall have any liability for any obligations of the Guarantors under the Security Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Securities and Security Guarantees by accepting a Security and a Security Guarantee waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Securities and the Security Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

17.  Governing Law
     -------------

     THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

18.  Authentication
     --------------

     This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.  Abbreviations
     -------------

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint


                                   Exhibit B
                                   ---------
tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.  CUSIP Numbers
     -------------

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuer has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Issuer will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                               IWO Holdings, Inc.
                            319 Great Oaks Boulevard
                             Albany, New York 12203
                             Attention of Secretary




                                   Exhibit B
                                   ---------

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to
______________________________
 (Print or type assignee's name, address and zip code)
______________________________
 (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint ___________________ agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Date:  ________________ Your Signature:  _____________________

Signature Guarantee:_______________________________________
                    (Signature must be guaranteed by a
                    participant in a recognized signature
                    guarantee medallion program)
____________________________________________________________
Sign exactly as your name appears on the other side of this Security.






                                   Exhibit B
                                   ---------

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

  The following increases or decreases in this Global Security have been made:

Date of                Amount of           Amount of        Principal amount      Signature of
Exchange              decrease in         increase in        of this Global        authorized
                   Principal  Amount    Principal Amount        Security          signatory of
                     of this Global      of this Global      following such        Trustee or
                        Security            Security          decrease or          Securities
                                                                increase           Custodian

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------




                                   Exhibit B
                                   ---------

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.06 or 4.08 of the Indenture, check the box:


     [_]  4.06 Asset Sale    [_]  4.08 Change of Control

     If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.06 or 4.08 of the Indenture, state the amount:
$__________.


Date:  __________________  Your Signature:  __________________
                           (Sign exactly as your name appears
                           on the other side of the Security)

                              __________________
                              Tax I.D. number

Signature Guarantee:_______________________________________
                    (Signature must be guaranteed by a
                    participant in a recognized signature
                    guarantee medallion program)



                                   Exhibit B
                                   ---------

                                                                       EXHIBIT C

                  [FORM OF FACE OF PRIVATE EXCHANGE SECURITY]

                           [GLOBAL SECURITIES LEGEND]

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. /2/



                         [RESTRICTED SECURITIES LEGEND]

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A

________________________________

/2/ This paragraph should only be added if the security is issued in global form


                                   Exhibit C
                                   ---------

UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, (B) THE HOLDER MUST, PRIOR TO CERTAIN TRANSFERS OF THIS SECURITY, FURNISH TO THE ISSUER OR ITS AGENTS SUCH CERTIFICATES, LEGAL OPINIONS AND OTHER INFORMATION AS MAY BE REASONABLY REQUESTED, AND ( C) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) AND (B) ABOVE.



                               IWO HOLDINGS, INC.

                            14% SENIOR NOTE DUE 2011
No. ___                                                            CUSIP No.
                                                                  $__________


     IWO Holdings, Inc., a Delaware corporation (the "Issuer"), promises to pay to _______________, or its registered assigns, the principal sum of ___________ in U.S. Dollars on January 15, 2011.


     Interest Payment Dates:                       January 15 and July 15
     Record Dates:                                 January 1 and July 1


     Additional provisions of this Security are set forth on the other side of this Security.



                                             IWO HOLDINGS, INC.,

                                             By:__________________________
                                                    Name:
                                                    Title:


                                   Exhibit C
                                   ---------

Dated:

TRUSTEE'S CERTIFICATE OF
    AUTHENTICATION

Firstar Bank, N.A.
as Trustee, certifies that
this is one of the Securities                        [Seal]
referred to in the Indenture,


     By: _________________________
         Authorized Signatory



                                   Exhibit C
                                   ---------

              [FORM OF REVERSE SIDE OF PRIVATE EXCHANGE SECURITY]

                            14% Senior Note due 2011

1.   Interest
     --------

     IWO Holdings, Inc., a Delaware corporation (the "Issuer"), promises to pay interest on the principal amount of this Security at the rate per annum shown above and shall pay Liquidated Damages, if any, payable pursuant to the relevant Registration Rights Agreement.

     The Issuer will pay interest (including Liquidated Damages, if any) semi-annually in arrears on January 15 and July 15 of each year commencing on July 15, 2001. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date with respect to this Security. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.   Method of Payment
     -----------------

     The Issuer will pay interest (except defaulted interest but including Liquidated Damages, if any) on the Securities to the Persons who are registered holders of Securities at the close of business on the January 1 or July 1 immediately preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Issuer may pay principal and interest by check payable in such money or by wire transfer of federal funds.

3.   Paying Agent and Registrar
     --------------------------

     Initially, Firstar Bank, N.A. (the "Trustee") will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice to the Holders. The Issuer or any domestically organized Wholly Owned Restricted Subsidiary may act as Paying Agent, Registrar or co-registrar.

4.   Indenture
     ---------

     The Issuer issued the Securities under an Indenture dated as of February 2, 2001 (the "Indenture"), among the Issuer, the Initial Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

     Subject to the conditions set forth in the Indenture, the Issuer may issue Additional Securities in an unlimited principal amount. This Security is one of the Initial Securities referred to in the Indenture. The Securities include the Initial Securities, the Additional Securities and


                                   Exhibit C
                                   ---------
any Exchange Securities and Private Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities, the Additional Securities, the Exchange Securities and the Private Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the incurrence of Debt by the Issuer and its Restricted Subsidiaries; the payment of dividends and other payments by the Issuer and its Restricted Subsidiaries; Investments; sales of assets of the Issuer and Restricted Subsidiaries; certain transactions with Affiliates; the lines of business in which the Issuer and its Restricted Subsidiaries may operate; Liens; and consolidations, mergers and transfers of all or substantially all of the Issuer's or a Guarantor's assets. In addition, the Indenture prohibits certain restrictions on distributions from Restricted Subsidiaries.

     The Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5.   Optional Redemption
     -------------------

          Except as set forth in the next two paragraphs, the Securities may not be redeemed at the Issuer's option prior to January 15, 2006. Thereafter, the Securities will be subject to redemption at any time at the option of the Issuer, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon (including Liquidated Damages, if any) to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on January 15, 2006 of the years indicated below:


                                                     Redemption
     Year                                             Price
     ----                                             -----
     2006                                            107.000%
     2007                                            104.667%
     2008                                            102.333%
     2009 and thereafter                             100.000%

     In addition, at any time and from time to time, prior to January 15, 2004, the Issuer may redeem Securities in an aggregate principal amount of up to 35% of the aggregate principal amount of Initial Securities issued under the Indenture at a redemption price of 114% of the principal amount thereof, plus accrued and unpaid interest thereon (including Liquidated Damages, if any) to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of an underwritten registered public offering by the Issuer of its common stock; provided that Securities in an aggregate principal amount of at
              --------
least 65% of the aggregate principal amount of Initial Securities issued under the Indenture remain outstanding immediately after the occurrence of any such redemption; and provided further, that such redemption shall occur within 90
                -------- -------
days of the date of the closing of such public offering.


                                   Exhibit C
                                   ---------

     At any time on or prior to January 15, 2006 the Securities may be redeemed as a whole but not in part at the option of the Issuer upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event may any such redemption occur more than 120 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest (including Liquidated Damages, if any) to the redemption date, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date.

6.   Notices of Redemption
     ---------------------

     Notices of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address all in accordance with the Indenture. If less than all of the Securities are to be redeemed at any time, selection of Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and
--- ----
appropriate; provided that no Securities of $1,000 or less shall be redeemed in
             --------
part; provided further, however, that if a partial redemption is made with the
      -------- -------  -------
proceeds of a public offering of common stock, selection of the Securities or portions thereof for redemption shall be made by the Trustee on a pro rata basis
                                                                  --------
only or on as nearly a pro rata basis as is practicable (subject to any
                       --------
procedures of the Depositary), unless such method is otherwise prohibited. If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption.

7.   Repurchase at the Option of the Holder
     --------------------------------------

     Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions set forth in the Indenture, to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of the Securities of such Holder at a purchase price equal to 101% of the aggregate principal amount of the Securities to be repurchased plus accrued and unpaid interest thereon (including Liquidated Damages, if any) to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of repurchase) as provided in, and subject to the terms of, the Indenture.

8.   Subordination of Security Guarantees
     ------------------------------------

     The Security Guarantees are subordinated to Senior Debt of the Guarantors, as defined in the Indenture. To the extent provided in the Indenture, Senior Debt of the Guarantors must be paid before the Security Guarantees may be paid. The Guarantors agree, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.



                                   Exhibit C
                                   ---------

9.   Denominations; Transfer; Exchange
     ---------------------------------

     The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

10.  Persons Deemed Owners
     ---------------------

     The registered Holder of this Security may be treated as the owner of it for all purposes.

11.  Unclaimed Money
     ---------------

     If money for the payment of principal or interest remains unclaimed for two years, the Paying Agent shall pay the money back to the Issuer at its request, or if then held by the Issuer or a Wholly Owned Restricted Subsidiary, shall be discharged from such trust (unless an abandoned property law designates another Person for payment thereof). After any such payment, Holders entitled to the money must look only to the Issuer for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Issuer or such permitted Wholly Owned Restricted Subsidiary as trustee thereof, shall thereupon cease.

12.  Discharge and Defeasance
     ------------------------

     Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Indenture, the Security Guarantees, any Registration Rights Agreement and the Securities if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.  Amendment, Waiver
     -----------------

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Securities or the Security Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any existing default or noncompliance with any provision of the Indenture, the Securities or the Security Guarantees (other than payment of principal, premium, if any, and interest) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Issuer and the Trustee may amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code), to provide for the assumption of


                                   Exhibit C
                                   ---------
the Issuer's or any Guarantor's obligations to Holders of Securities in the case of a merger, consolidation or sale of assets, to release any Security Guarantee in accordance with the provisions of the Indenture, to provide for additional Guarantors, to make any change that would provide any additional rights or benefits to the Holders of Securities or that, as determined by the Board of Directors of the Issuer in good faith, does not materially adversely affect the legal rights of any such Holder under the Indenture, the Securities or the Security Guarantees, to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA or to provide for the issuance of Additional Securities in compliance with Article II and Section
4.03 of the Indenture.

14.  Defaults and Remedies
     ---------------------

     Under the Indenture, an Event of Default occurs if there is: (i) prior to January 15, 2004, a default in the payment when due and, following January 15, 2004, a default for 30 days in the payment when due, of interest on, or Liquidated Damages with respect to, the Securities (whether or not prohibited by Article XII in the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Securities (including the failure to make a payment to purchase Securities tendered pursuant to a Change of Control Offer or an Asset Sale Offer) (whether or not prohibited by Article XII in the Indenture); (iii) failure by the Issuer for 60 days after receipt of notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities specifying such failure to comply with any of its other agreements in the Indenture or the Securities; (iv) the failure by the Issuer or any Restricted Subsidiary that is a Significant Subsidiary to pay any Debt within any applicable grace period after final maturity or acceleration by the holders thereof because of a default if the total amount of all such Debt unpaid or accelerated at the time exceeds $7.5 million; (v) any judgment or decree for the payment of money in excess of $7.5 million (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) is entered against the Issuer or any Significant Subsidiary that is a Restricted Subsidiary and is not discharged, waived or stayed and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 90 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed; (vi) any Security Guarantee by a Guarantor that is a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or, except as permitted by the Indenture, shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Security Guarantee; (vii) certain events of bankruptcy or insolvency with respect to the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary; or (viii) (a) if no Credit Facility is in existence, any event occurs that results in an Event of Termination under any of the Sprint Agreements, which Event of Termination has not been waived, or (b) if any Credit Facility is in existence, Sprint shall have commenced to exercise any remedy under the Sprint Agreements (other than pursuant to Section 11.6.3 of the Management Agreement) by reason of the occurrence of an Event of Termination.

     Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a


                                   Exhibit C
                                   ---------
majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal, premium, if any, or interest) if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interest of the Holders.

15.  Trustee Dealings with the Issuer
     --------------------------------

     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

16.  No Personal Liability of Directors, Officers, Employees and Stockholders
     ------------------------------------------------------------------------

     No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of any of the Guarantors, as such, shall have any liability for any obligations of the Guarantors under the Security Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Securities and Security Guarantees by accepting a Security and a Security Guarantee waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Securities and the Security Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

17.  Governing Law
     -------------

     THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

18.  Authentication
     --------------

     This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.  Abbreviations
     -------------

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint


                                   Exhibit C
                                   ---------
tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.  CUSIP Numbers
     -------------

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuer has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Issuer will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                               IWO Holdings, Inc.
                            319 Great Oaks Boulevard
                             Albany, New York 12203
                             Attention of Secretary





                                   Exhibit C
                                   ---------

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to
______________________________
 (Print or type assignee's name, address and zip code)
______________________________
 (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint ___________________ agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Date:  ________________ Your Signature:  _____________________

Signature Guarantee:_______________________________________
                    (Signature must be guaranteed by a
                    participant in a recognized signature
                    guarantee medallion program)

________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.


                                   Exhibit C
                                   ---------

                                   Exhibit C
                                   ---------

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED
                                   SECURITIES

Reference is hereby made to that certain Indenture dated February 2, 2001 (the "Indenture") between IWO Holdings, Inc., as Issuer (the "Issuer"), the Initial Guarantors (as defined therein) and Firstar Bank, N.A., as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.


This certificate relates to $_________ principal amount of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

[_] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

[_] has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

     In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the periods referred to in Rule 144(k) under the Securities Act of 1933, as amended, the undersigned confirms that such Securities are being transferred in accordance with its terms:


CHECK ONE BOX BELOW:

      (1)  [_]  to the Issuer or any of its subsidiaries; or

      (2) [_] pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

      (3) [_] inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act of 1933, as amended, in each case pursuant to and in compliance with Rule 144A thereunder; or

      (4) [_] outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933, as amended, in compliance with Rule 904 thereunder; or

      (5) [_] pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or



                                   Exhibit C
                                   ---------

     (6) [_] in accordance with another exemption from the registration requirements of the Securities Act of 1933, as amended.

     Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box
                                               --------  -------
     (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 thereunder.

                                              ________________________

                                                        Signature
Signature Guarantee:________________
      (Signature must be guaranteed by a
      participant in a recognized signature
      guarantee medallion program)

             TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:  ________________                     ______________________________
                                             NOTICE:  To be executed by
                                                      an executive officer


                                   Exhibit C
                                   ---------

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

  The following increases or decreases in this Global Security have been made:

Date of                Amount of           Amount of        Principal amount      Signature of
Exchange              decrease in         increase in        of this Global        authorized
                   Principal  Amount    Principal Amount        Security          signatory of
                     of this Global      of this Global      following such        Trustee or
                        Security            Security          decrease or          Securities
                                                                increase           Custodian

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------


                                   Exhibit C
                                   ---------
                                      xviii

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.06 or 4.08 of the Indenture, check the box:


     [_]   4.06 Asset Sale         [_]   4.08 Change of Control

     If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.06 or 4.08 of the Indenture, state the amount:
$__________.


Date:  __________________  Your Signature:  __________________
                           (Sign exactly as your name appears
                           on the other side of the Security)

                                   __________________
                                   Tax I.D. number

Signature Guarantee:_______________________________________
                     (Signature must be guaranteed by a
                     participant in a recognized signature
                     guarantee medallion program)





                                   Exhibit C
                                   ---------

                                                                       EXHIBIT D

                             [INTENTIONALLY OMITTED



                                   Exhibit D
                                   ---------

                                                                       EXHIBIT E

                      [FORM OF CERTIFICATE TO BE DELIVERED
              IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A]



Firstar Bank, N.A.
101 East 5th Street
St. Paul, MN 55101
Fax No. (651) 229-6415
Attention:  Corporate Trust Department

          Re:  IWO Holdings, Inc. (the "Issuer")
               14% Senior Notes due 2011 (the "Securities").

Ladies and Gentlemen:

     In connection with our proposed sale of $________ aggregate principal amount at maturity of the Securities, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A ("Rule 144A") under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we hereby further certify that the Securities are being transferred to a person that we reasonably believe is purchasing the Securities for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Securities are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

     You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                              Very truly yours,

                              ____________________________________
                                         [Name of Transferor]

                              By:_________________________________
                                         Authorized Signature



                                   Exhibit E
                                   ---------

                                                                       EXHIBIT F

                      [FORM OF CERTIFICATE TO BE DELIVERED
                          IN CONNECTION WITH TRANSFERS
                           PURSUANT TO REGULATION S]

Firstar Bank, N.A.
101 East 5th Street
St. Paul, MN 55101
Fax No. (651) 229-6415
Attention:  Corporate Trust Department

          Re:  IWO Holdings, Inc. (the "Issuer")
               14% Senior Notes due 2011 (the "Securities").

Ladies and Gentlemen:

     In connection with our proposed sale of $________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Securities was not made to a person in the United States;

          (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

     In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

     The Issuer and you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.


                                   Exhibit F
                                   ---------

                              Very truly yours,

                              ____________________________________
                                         [Name of Transferor]

                              by  _________________________________
                                         Authorized Signatory


                                   Exhibit F
                                   ---------

                                                                       EXHIBIT G

               [FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
WITH EXCHANGE OF TEMPORARY REGULATION S GLOBAL SECURITY FOR PERMANENT REGULATION
                               S GLOBAL SECURITY]



Firstar Bank, N.A.
101 East 5th Street
St. Paul, MN 55101
Fax No. (651) 229-6415
Attention:  Corporate Trust Department


                     Re:  IWO Holdings, Inc. (the "Issuer")
                             14% Senior Notes due 2011 (the "Securities")

Ladies and Gentlemen:

     This letter relates to U.S. $_______________ principal amount of Securities represented by a Security (the "Legended Security") which bears a legend outlining restrictions upon transfer of such Legended Security. Pursuant to
Section 2.01 of the Indenture dated as of February 2, 2001 (the "Indenture") relating to the Securities, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Securities could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount at maturity of Securities, all in the manner provided for in the Indenture.

     You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                   Very truly yours,


                                   ________________________________
                                   [Name of Holder]


                                   By:_____________________________
                                         Authorized Signature

                                   Exhibit G
                                   ---------
                                       i